SCHEDULE 14A

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SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

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Teledyne Technologies Incorporated 1049 Camino Dos Rios Thousand Oaks, CA 91360

March 11, 2019

Dear Stockholder:

We are pleased to invite you to attend the 2019 Annual Meeting of Stockholders of Teledyne Technologies Incorporated. The meeting will be held on Wednesday, April 24, 2019, beginning at 9:00 a.m. (Pacific Time), at the Company’s offices at 1049 Camino Dos Rios, Thousand Oaks, California 91360. For your convenience, we are offering a live webcast of the Annual Meeting on our Internet website, www.teledyne.com.

This booklet includes the notice of meeting as well as the Company’s Proxy Statement.

We are following the Securities and Exchange Commission rule that permits us to furnish proxy materials to our stockholders via the Internet. We believe electronic delivery of our proxy materials will help us reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which our stockholders can access these materials. As a result, we are mailing a short Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders instead of a paper copy of our full proxy materials. The Notice contains instructions on how to cast your vote online and how to electronically access our proxy materials, including the Notice of Annual Meeting, Proxy Statement, 2018 Annual Report and a proxy card. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials. If you receive a paper copy of our proxy materials, you may cast your vote by completing the enclosed proxy card and returning it in the enclosed self-addressed, postage-paid envelope, or by utilizing the telephone or Internet voting mechanisms noted on the proxy card.

We know that many of you are unable to attend the Annual Meeting in person. The proxies that we solicit give you the opportunity to vote on all matters that are scheduled to come before the Annual Meeting. Whether or not you plan to attend, you can be sure that your shares are represented by promptly voting and submitting your proxy by phone or by Internet as described in the following materials, or if you request that proxy materials be mailed to you, by completing, signing, dating, and returning your proxy card enclosed with those materials in the postage-paid envelope provided to you.

If you are a stockholder of record and plan to attend the meeting, please indicate so if voting electronically when prompted or write “WILL ATTEND” in the comment box on your proxy card if voting by mail so that you will be included on our admittance list for the meeting.

Thank you for your investment in our Company. We look forward to seeing you at the 2019 Annual Meeting.

Sincerely,

Robert Mehrabian

Executive Chairman

Teledyne Technologies Incorporated

Notice of Annual Meeting of Stockholders

Meeting Date: April 24, 2019 Time: 9:00 a.m. Pacific time	Place: Teledyne Technologies Incorporated 1049 Camino Dos Rios Thousand Oaks, California 91360	Record Date: March 1, 2019

Agenda

1)	Election of a class of four directors for a three-year term;

2)	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2019;

3)	Approval of a non-binding advisory resolution on the Company’s executive compensation (commonly referred to as a “say on pay” resolution); and

4)	Transaction of any other business properly brought before the meeting.

Stockholder List

A list of stockholders entitled to vote will be available during business hours for 10 days prior to the meeting at the Company’s executive offices, 1049 Camino Dos Rios, Thousand Oaks, California 91360, for examination by any stockholder for any legally valid purpose.

Admission to the Meeting

Teledyne’s stockholders or their authorized representatives by proxy may attend the meeting. If you are a stockholder of record and you plan to attend the meeting, please indicate so if voting electronically when prompted or write “WILL ATTEND” in the comment box on your proxy card if voting by mail so that you will be included on our admittance list for the meeting. If your shares are held through an intermediary, such as a broker or a bank, you should present proof of your ownership at the meeting. Proof of ownership could include a proxy from your bank or broker or a copy of your account statement.

By Order of the Board of Directors,

Melanie S. Cibik

Senior Vice President, General Counsel, Chief Compliance Officer

and Secretary

March 11, 2019

Your Vote Is Important:

Whether or not you plan to attend the Annual Meeting, please promptly submit your proxy electronically over the Internet or by telephone, or if you receive a paper proxy card, please fill in, sign and promptly return your proxy card in the enclosed postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting Stockholders to be Held on Wednesday, April 24, 2019. Our Proxy Statement and 2018 Annual Report on Form 10-K are available at: www.envisionreports.com/tdy.

Proxy Statement

DEFINED TERMS In this Proxy Statement, Teledyne Technologies Incorporated is sometimes referred to as the “Company” or “Teledyne”.

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Proxy Statement

for 2019 Annual Meeting of Stockholders

Pursuant to the rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company is furnishing proxy materials to its stockholders primarily via the Internet, rather than mailing paper copies of these materials to each stockholder. This is known as the “notice and access” method of delivery. The Company believes this process will help it reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which the Company’s stockholders can access these materials. On or about March 14, 2019, the Company will mail to each stockholder (other than those stockholders who previously had requested paper delivery of proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including this Proxy Statement and the Company’s 2018 Annual Report on Form 10-K filed with the SEC, on the Internet and how to access a proxy card to vote on the Internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the proxy materials unless you request one. If you would like to receive a paper copy of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. The Company may at its discretion voluntarily choose to mail or deliver a paper copy of the proxy materials, including this Proxy Statement and the Company’s 2018 Annual Report on Form 10-K filed with the SEC, to one or more stockholders.

We are offering a live webcast of the Annual Meeting on our Internet website, www.teledyne.com. The webcast of the Annual Meeting will consist of live sound and real-time access to printed material. To access the webcast of the Annual Meeting, a stockholder should log on to www.teledyne.com on Wednesday, April 24, 2019 shortly before 9:00 a.m. (Pacific Time) and follow the instructions provided under the “Investors” section of the website. Stockholders will not be permitted to vote via the Internet during the Annual Meeting nor will they be able to submit questions via the webcast during the questions and answers session.

Voting Procedures

Who May Vote

If you were a stockholder at the close of business on March 1, 2019, you may vote at the Annual Meeting. On that day, there were 36,222,020 shares of our common stock outstanding.

Each share is entitled to one vote. In order to vote, you must either designate a proxy to vote on your behalf or attend the meeting and vote your shares in person. Our Board of Directors requests your proxy so that your shares will count toward determination of the presence of a quorum and your shares can be voted at the meeting.

Methods of Voting

Stockholders of record can vote in person, by Internet, by telephone or by mail, as described below. If you are a beneficial stockholder, please refer to the information forwarded by your broker, bank or other holder of record to see what options are available to you. Stockholders of record may cast their vote by:

(1)	Attending and voting in person at the Annual Meeting (except for shares held in the employee benefit plan);

(2)

Accessing the Internet website specified in the Notice of Internet Availability of Proxy Materials and following the instructions provided on the website (or if printed copies of the proxy materials were requested, as specified in the printed proxy card);

(3)

Calling the telephone number specified in the Notice of Internet Availability of Proxy Materials and voting by following the instructions provided on the phone line (or if copies of the proxy materials were requested, as specified in the printed proxy card); or

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Voting Procedures (continued)

(4)	Requesting a printed proxy card and completing, signing, dating and promptly mailing the proxy card in the envelope provided.

If you sign and return your proxy card, but do not make specific selections, your proxy will vote your shares as recommended by the Board.

Revoking Your Proxy

You may change your mind and stockholders of record may revoke a proxy at any time before it is voted at the meeting by:

1)	sending a written notice to the Secretary for receipt prior to the meeting that you revoke your proxy;

2)	transmitting a proxy dated later than your prior proxy either by mail, telephone or Internet; or

3)	attending the Annual Meeting and voting in person or by proxy (except for shares held in the employee benefit plan).

If you are a beneficial stockholder, please refer to the information forwarded by your broker, bank or other holder of record to determine what options are available to you.

Voting By Employee Benefit Plan Participants

Participants who hold common stock in the Teledyne Technologies Incorporated 401(k) Plan may instruct the plan trustee on how to vote the shares of common stock allocated to their accounts. You may either (1) sign and return the voting instruction card provided by the plan or (2) transmit your instructions by telephone or Internet. If you do not transmit instructions by 11:59 p.m. (Eastern Time), on April 19, 2019, your shares will not be voted by the plan trustee, except as otherwise required by law.

Voting Shares Held By Brokers, Banks and Other Nominees

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. The inspector of election will also separately count the votes for the options included in the advisory vote on the frequency of say on pay. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Pursuant to our Amended and Restated Bylaws, abstentions shall not count as votes “cast”; consequently, abstentions will have no effect on any proposal. With respect to each proposal, broker non-votes have no effect and will not be counted towards the vote total for any proposal, including the election of directors and say on pay. With respect to each proposal, abstentions and broker non-votes will be included in determining the presence of a quorum.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain voting instructions from the institution that holds your shares regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions. The only item that is considered routine under the rules of the NYSE to be considered at this year’s Annual Meeting is the ratification of the selection of our independent auditors (Item 2). On non-discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes.

Confidential Voting Policy

We maintain a policy of keeping stockholder votes confidential. Your vote will not be disclosed either within the Company or to third parties except as necessary to meet applicable legal requirements, to allow for the tabulation and calculation of votes, and to facilitate a successful proxy solicitation.

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Board Composition and Practices

Information and Meetings

The Board of Directors directs the management of the business and affairs of the Company as provided in our Amended and Restated Bylaws and pursuant to the laws of the State of Delaware. Except for Dr. Robert Mehrabian, our Executive Chairman, the Board is not involved in day-to-day operations. Members of the Board keep informed about our business through discussions with the senior management and other officers and managers of the Company and its subsidiaries, by reviewing information provided to them, and by participating in Board and committee meetings.

We encourage, but do not require, that all our directors attend all meetings of the Board of Directors, all committee meetings on which the directors serve and the annual stockholders meeting. In 2018, the Board of Directors held seven meetings. During 2018, all directors attended at least 75% of the aggregate number of meetings of the Board and Board committees of which they were members. All the current directors attended the 2018 Annual Meeting of Stockholders, except for Mr. Lorne, who experienced travel delays on his way to the meeting.

Number of Directors

The Board of Directors determines the number of directors, which under our Amended and Restated By-laws must consist of not less than four members and not more than 12 members. The Board has currently fixed the number at ten members.

Director Terms

The directors are divided into three classes and the directors in each class serve for a three-year term. The term of one class of directors expires each year at the Annual Meeting of Stockholders. The Board may fill a vacancy by electing a new director to the same class as the director being replaced. The Board may also create a new director position in any class and elect a director to hold the newly created position until the term of the class expires.

Directors’ Retirement Policy

On June 1, 2000, we adopted a retirement policy for directors. This policy, as amended, generally requires directors to retire at the Annual Meeting following their 75th birthday. This policy also requires a director to offer to tender his or her resignation if such director has a change in professional status. Mr. Crocker, who is 80, Dr. Mehrabian, who is 77 and Mr. Smith, who is 75, subject to their election at this Annual Meeting, were granted a waiver through the 2022 Annual Meeting. Admiral Miller, who is 76, was granted a waiver through the 2021 Annual Meeting.

Board Structure

The Board of Directors currently consists of ten directors, nine of whom are considered independent under existing rules of the NYSE and the SEC. The Chairman of the Board, who is also our Executive Chairman and our former President and Chief Executive Officer, is not considered an independent director. The Executive Chairman presides at meetings of stockholders and Board meetings. The Board has formally designated Michael Smith, one of our independent directors, to serve as the lead director. The lead director presides in those executive sessions where the non-management or independent directors meet without the Executive Chairman and the Chief Executive Officer. In addition, the Board’s three standing committees consist solely of independent directors.

The Board believes that its current leadership structure effectively allocates authority, responsibility and oversight between management and the independent members of the Board, thus ensuring the Board’s ability to carry out its roles and responsibilities on behalf of the Company’s stockholders. Prior to April 24, 2018, Robert

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Board Composition and Practices (continued)

Mehrabian was our Chairman, President and Chief Executive Officer. On April 24, 2018, Aldo Pichelli, our then Chief Operating Officer, assumed the position of President and Chief Operating Officer, with Dr. Mehrabian continuing as Chairman and Chief Executive Officer. On January 1, 2019, Mr. Pichelli assumed the position of President and Chief Executive Officer, with Dr. Mehrabian continuing as Executive Chairman. Mr. Pichelli does not serve as a director of the Corporation. The Board has taken the decision to separate the roles of the Executive Chairman and the Chief Executive Officer in 2019 to further succession planning and also to allow the Executive Chairman to focus his efforts on mergers and acquisitions and on ongoing margin enhancement initiatives.

The functions of the Board are carried out by the full Board, and when delegated, by the Board committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company and the Chairman has no greater or lesser vote on matters considered by the Board. Our non-management directors meet in executive session without management (including the Executive Chairman and President and Chief Executive Officer) on a regularly scheduled basis, with the lead director presiding in such sessions.

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Corporate Governance

Director Independence

In April 2018, our Nominating and Governance Committee assessed, and our Board determined, the independence of each director in accordance with applicable NYSE and SEC rules, as then in effect. To comply with such rules, our Nominating and Governance Committee considered various relationship categories including: whether the director is an employee, amount of stock ownership, and commercial, industrial, banking, consulting, legal, accounting or auditing, charitable and familial relationships, as well as a range of individual circumstances (including social friendships between certain members of the Board). See “Certain Transactions” at page 69. The Nominating and Governance Committee, followed by the Board, determined that each member of our Board of Directors did not have any material relationships with us and was thus independent, except for Dr. Mehrabian, our Executive Chairman. Our management, after reviewing director questionnaires, reported to our Board in February 2019 that information on which the Board based its independence assessment in 2018 has not materially changed. The independent directors by name are: Roxanne S. Austin, Charles Crocker, Kenneth C. Dahlberg, Simon M. Lorne, Robert A. Malone, Paul D. Miller, Jane C. Sherburne, Michael T. Smith and Wesley W. von Schack.

The Nominating and Governance Committee, followed by the Board, also determined that each member of our Personnel and Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All of the Board’s standing committees consist only of independent directors.

Corporate Governance and Ethics Guidelines

Our Board of Directors has adopted many “best practices” in corporate governance, including separate standing committees of the Board for each of audit, nominating and governance and personnel and compensation matters, charters for each of the committees, and corporate ethics and compliance guidelines.

Our ethics and compliance guidelines for employees are contained in the Global Code of Ethical Business Conduct. These guidelines apply to all our employees, including our principal executive, financial and accounting officers. Our employees receive annual ethics training and questionnaires are distributed annually to various personnel to confirm compliance with these guidelines. We also have a specialized code of ethics for financial executives that supplements the employee guidelines. In addition, we have ethics and compliance guidelines for our service providers.

Our Board of Directors has adopted a code of business conduct and ethics for directors. This code is intended to provide guidance to directors to help them recognize and deal with ethical issues, including conflicts of interest, corporate opportunities, fair dealing, compliance with law and proper use of the Company’s assets. It also provides mechanisms to report possible unethical conduct.

Our Board of Directors has adopted Corporate Governance Guidelines. These Corporate Governance Guidelines were initially developed by our Nominating and Governance Committee and are reviewed at least annually by such Committee. These Corporate Governance Guidelines incorporate practices and policies under which our Board has operated since its inception, in addition to many of the requirements of the SEC and the NYSE. Some of the principal subjects covered by the Corporate Governance Guidelines include:

•	Director qualification standards.
•	Director responsibilities.
•	Director access to management and independent advisors.
•	Director compensation.
•	Director orientation and continuing education.
•	Management succession.

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Corporate Governance (continued)

•	Annual performance evaluation of the Board and its Committees.
•	Director retirement and resignations.
•	Role of the lead director.
•	Leadership development.

Copies of our Corporate Governance Guidelines, Global Code of Ethical Business Conduct, Code of Ethics for Financial Professionals, Directors’ Code of Business Conduct and Ethics, Ethics Code of Conduct for Service Providers, Corporate Governance Guidelines and Committee charters are available on our website at www.teledyne.com under “Board of Directors” — “Ethics and Values” and under “Board of Directors” — “Ethics and Values” — “Corporate Information”. We intend to post any amendments to these documents and any waivers of the provisions thereof related to directors or executive officers on our website. If at any time you would like to receive a paper copy of these documents free-of-charge, please write to Melanie S. Cibik, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360.

Risk Management Oversight

The risk oversight function of the Board of Directors is carried out by both the Board and the Audit Committee. As provided in its charter, the Audit Committee meets periodically with management to discuss the Company’s major financial and operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. Matters of strategic risk are considered by the Board as a whole. At each regularly scheduled meeting of the Audit Committee, our Vice President, Business Risk Assurance reports directly to the Audit Committee on the activities of the Company’s internal audit function. Management also reports to the Audit Committee on legal, finance, accounting and compliance matters at least quarterly and on tax, pension and information technology and cyber security matters periodically. The Board is provided with reports on legal matters at periodically scheduled meetings and on other matters related to risk oversight on an as needed basis. In addition, the Audit Committee reviews with management the “risk factors” that appear in our Annual Report on Form 10-K prior to its filing.

We have an Enterprise Risk Management Committee, consisting of executive officers and other employees, to identify significant company risks and determine whether we have appropriate risk management policies, practices, and procedures in place. Our Senior Vice President, Strategic Sourcing, Tax and Treasurer, periodically reports to the Audit Committee and the Board of Directors on the progress and results of the actions taken by this committee.

Board Evaluation Process

Every year the Board and each standing committee of the Board assesses its performance. The evaluation process is overseen by the Nominating and Governance Committee and involves separate interviews of each director by internal counsel to solicit feedback on several issues, including:

•	Board and committee effectiveness, size, composition and frequency of meetings;
•	director access to management and the sufficiency and timeliness of information provided by management;
•	sufficiency of processes for risk oversight;
•	whether directors possess appropriate experience and backgrounds; and
•	whether each director contributes to the effectiveness of the Board.

The results are summarized by the Senior Vice President, General Counsel, Chief Compliance Officer and Secretary and discussed by the Board and each committee in executive session. In addition to providing an opportunity for directors to discuss a wide range of governance-related topics, the evaluation process is used by the Board and each committee to identify opportunities for improvement, make changes to the committee charters, processes and policies, and is linked to our Board’s succession planning activities.

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Corporate Governance (continued)

Risks Related to Compensation Policies and Practices

The Company and the Personnel and Compensation Committee have undertaken a process to determine whether the Company’s overall compensation program for employees creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. As part of this process, the Company received input and analysis from its independent compensation consultant, Exequity LLP, and management prepared a framework of potential risk and evaluated the Company’s compensation policies in the context of this framework. The results of this evaluation were reviewed by and discussed with the Personnel and Compensation Committee.

We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a balanced mix of long- and short-term compensation incentives, the use of incentive award plans with capped payouts, the use of a diverse mix of performance measures in our incentive award plans and our stock ownership requirements for key officers. In addition, we use our annual business plan as a baseline for our Annual Incentive Plan targets, which the Personnel and Compensation Committee regards as setting an appropriate level of risk taking for the Company. We also believe the Company’s internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing the Company to a harmful long-term business transaction in exchange for short-term compensation benefits. In light of these features of our compensation program and these additional controls, our management and our Personnel and Compensation Committee have concluded that the risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Sarbanes-Oxley Disclosure Committee

We have a Sarbanes-Oxley Disclosure Committee. Current members include: Carl Adams, Vice President, Business Risk Assurance; Cynthia Belak, Vice President and Controller; Stephen F. Blackwood, Senior Vice President, Strategic Sourcing, Tax and Treasurer; Melanie S. Cibik, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary; Michael C. Lee, Director, Global Income Tax Reporting; Brian A. Levan, Senior Director of Financial Reporting and Assistant Controller; Susan L. Main, Senior Vice President and Chief Financial Officer; S. Paul Sassalos, Associate General Counsel and Assistant Secretary; Duncan Forsythe, Senior Director, Taxation and Associate Treasurer; Jason VanWees, Executive Vice President, and Tyler Vernon, Senior Director SEC/US GAAP Compliance and External Reporting. Among its tasks, the Sarbanes-Oxley Disclosure Committee discusses and reviews disclosure issues to help us fulfill our disclosure obligations on a timely basis in accordance with SEC rules and regulations and is intended to be used as an additional resource for employees to raise questions regarding accounting, auditing, internal controls and disclosure matters.

We have a confidential Ethics/Help Line, where questions or concerns about us can be raised confidentially and anonymously. The Ethics/Help line is available to all our employees, as well as concerned individuals outside the Company. The toll-free help line number is 1-877-666-6968. International dialing instructions are available at www.teledyne.ethicspoint.com. Issues can also be reported via that website.

The receipt of concerns about our accounting, internal controls and auditing matters will be reported to the Audit Committee.

Communications with the Board

Our Corporate Governance Guidelines provide that any interested parties desiring to communicate with our non-management directors, including our lead director, may contact them through our Secretary, Melanie S. Cibik, whose address is: Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360. The Secretary will review each communication received and decide as to whether the communication, or a summary thereof, will be forwarded to the Nominating and Governance Committee or other appropriate Board committee or member.

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Corporate Governance (continued)

Stockholder Engagement

We regularly engage with our stockholders to understand their perspectives on Teledyne, including our strategies, financial performance, management and executive compensation. As part of this program, senior management regularly meets with institutional investors. During fiscal year 2018, senior management met with many institutional investors, including the majority of our top 25 investors with actively managed funds, through investor conferences, in-person meetings and telephone conferences.

Item 1 on Proxy Card — Election of Directors

The Board of Directors has nominated for election this year the class of four incumbent directors whose terms expire at the 2019 Annual Meeting. The three-year term of the class of directors nominated and elected this year will expire at the 2022 Annual Meeting. So long as the number of nominees does not exceed the number of nominees to be elected (which is four nominees in the case of the 2019 Annual Meeting), each nominee will be elected if the nominee receives the vote of the majority of the votes cast with respect to such director. A majority of the votes cast means that the number of shares voted “for” a nominee must exceed the number of votes withheld from that nominee. The Board has adopted a policy whereby all director nominees must submit a contingent resignation in writing to the Chairman of the Nominating and Governance Committee. The resignation becomes effective only if the director is not elected by a majority of votes cast and the Board accepts the resignation. The Nominating and Governance Committee or another committee appointed by the Board will recommend to the Board whether to accept or reject the resignation or whether other action should be taken. The Board will act on such committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days following the date of the certification of the election results. The director who was not elected by a majority of votes cast will not participate in the Board’s decision with respect to such resignation. If the number of nominees exceeds the number of directors to be elected, the nominees who receive the highest number of votes cast will be elected.

Unless otherwise instructed, the individuals named as proxies in the proxy card will vote each proxy received by them for the election of the four named nominees. You may withhold authority for the proxies to vote your shares on any or all of the nominees by following the instructions on your proxy card. If a nominee becomes unable to serve, the proxies will vote for a Board-designated substitute or the Board may reduce the number of directors. The Board has no reason to believe that any nominee will be unable to serve.

Background information about the nominees and continuing directors follows, including the specific experiences, qualifications, attributes and skills that the Board believes qualifies each of the below named individuals to serve as a director of the Company, considering the Company’s business and structure.

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Item 1 on Proxy Card — Election of Directors (continued)

Nominees — For Terms Expiring at 2022 Annual Meeting (Class II)

Charles Crocker Chairman and Chief Executive Officer, Crocker Capital and Retired Chairman and Chief Executive Officer of BEI Technologies, Inc. Director since 2001 Age: 80

Charles Crocker is the Chairman and Chief Executive Officer of Crocker Capital, a private investment company. Mr. Crocker was the Chief Executive Officer of the Custom Sensors and Technologies Division of Schneider Electric until January 2006. Mr. Crocker was the Chairman and Chief Executive Officer of BEI Technologies, Inc., a diversified technology company, from March 2000 until October 2005, when it was acquired by Schneider Electric. Mr. Crocker served as Chairman, President and Chief Executive Officer of BEI Electronics from October 1995 to September 1997, at which time he became Chairman, President and Chief Executive Officer of BEI Technologies, Inc. He serves as a director of ImageWare Systems, Inc., a developer of identity management solutions. From 2003 until 2014, he served as a director of Franklin Resources, Inc., and from 2010 until August 2012, he served as a director of ConMed Healthcare Management, Inc. Mr. Crocker has been Chairman of the Board of Children’s Hospital in San Francisco, Chairman of the Hamlin School’s Board of Trustees and President of the Foundation of the Fine Arts Museums of San Francisco. Mr. Crocker is the Chair of our Personnel and Compensation Committee and a member of our Nominating and Governance Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Crocker should serve as a director: his professional background and experience, current and previously held senior-executive level positions, his service on other public and private company boards, his Teledyne board experience, board attendance and participation, and his extensive experience with technology companies serving both the commercial and defense sectors.

Robert Mehrabian Executive Chairman of the Company Director since 1999 Age: 77

Robert Mehrabian is the Executive Chairman of Teledyne Technologies Incorporated. He has been Executive Chairman since January 1, 2019. Prior to January 1, 2019, he was Teledyne’s Chairman, President and Chief Executive Officer since 2000 (and was President and Chief Executive Officer since Teledyne’s formation in 1999). Prior to the spin-off of the Company by Allegheny Technologies Incorporated (ATI) in November 1999, Dr. Mehrabian was the President and Chief Executive Officer of ATI’s Aerospace and Electronics segment since July 1999 and had served ATI in various senior executive capacities since July 1997. Before joining ATI, Dr. Mehrabian served as President of Carnegie Mellon University. From 1992 until April 2014, he served as a director of PPG Industries, Inc. Dr. Mehrabian served as a director of Mellon Financial Corporation from 1994 to 2007 and served as director of its successor The Bank of New York Mellon Corporation until April 2011. He is a member of The National Academy of Engineering.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Dr. Mehrabian should serve as a director: his leadership skills acquired while serving as the Company’s Chairman, Chief Executive Officer and President, previously held senior-executive level positions at public companies and at academic institutions, his service on public company boards, and his extensive knowledge and understanding of the Company’s business, operations, technology, products and services.

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Item 1 on Proxy Card — Election of Directors (continued)

Jane C. Sherburne Principal of Sherburne PLLC and Former Senior Executive Vice President, General Counsel and Corporate Secretary of The Bank of New York Mellon Corporation Director since 2014 Age: 68

Jane C. Sherburne is currently principal of Sherburne PLLC, a legal consulting firm providing strategic advice in crisis environments and in connection with regulatory policy developments. From May 2010 to July 2014, Ms. Sherburne served as Senior Executive Vice President, General Counsel and Corporate Secretary of The Bank of New York Mellon Corporation. Ms. Sherburne served as Senior Executive Vice President, General Counsel and Corporate Secretary of Wachovia Corporation from June 2008 to January 2009, during which time Wachovia merged with Wells Fargo & Company. From December 2006 to June 2008, Sherburne was General Counsel of Citigroup Inc.’s Global Consumer Business. From July 2001 to December 2006, Ms. Sherburne was Deputy General Counsel of Citigroup, Inc. Until July 2001, Ms. Sherburne was a litigation partner at the Washington, D.C. law firm of Wilmer, Cutler & Pickering, having joined the firm in 1984. Ms. Sherburne interrupted her private practice from 1994 to 1997 to serve as Special Counsel to the President in the Clinton White House. Ms. Sherburne serves as an independent director on the boards of HSBC USA, HSBC Bank USA, HSBC Finance Corporation and HSBC North America, all of which are indirect wholly-owned subsidiaries of HSBC Holdings plc, a global banking and financial services organization, and on the advisory board of Perella Weinberg Partners, a global advisory and asset management firm. Ms. Sherburne is Chair of the Board of the National Women’s Law Center, Chair of the Board of Negotiation Strategies Institute, a Trustee of the New York City Bar Fund, a member of the Executive Committee of the Lawyers’ Committee for Civil Rights Under Law, a member of the Board of Trustees of the New York Lawyers for Public Interest, a member of the Committee for Economic Development, and a member of the American Law Institute. She also serves on the Council of the Administrative Conference of the United States, to which she was appointed by President Obama in July 2010. Ms. Sherburne is a member of our Audit Committee and our Personnel and Compensation Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Ms. Sherburne should serve as a director: her professional background and experience, current and previously held senior-executive level positions, senior level experience in positions in the federal government, and her extensive experience in policy, compliance, corporate governance and government matters and in regulated industries.

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Item 1 on Proxy Card — Election of Directors (continued)

Michael T. Smith Retired Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation Director since 2001 Age: 75

Michael T. Smith is the retired Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation, having held such positions from October 1997 until May 2001. Mr. Smith is also a director of FLIR Systems, Inc., which produces infrared cameras, thermal imaging software and temperature measurement devices, WABCO Holdings, Inc., which provides electronic and electromechanical products for the automotive industry, and Zero Gravity Solutions, Inc., an agricultural biotechnology company. Mr. Smith was a director of Ingram Micro Corporation, a technology sales, marketing and logistics company, from 2001 until June 2014, Alliant Techsystems, Inc. (ATK), an advanced weapon and space systems company, from 1997 to 2009, and Anteon International Corporation, an information technology and systems engineering solutions company, from 2005 to 2006. Mr. Smith is a member of the Council of Chief Executives and the former chairman of the Aerospace Industries Association, an industry trade organization, and is a charter member of the Electronic Industries Foundation Leadership Council. Mr. Smith is the Chair of our Nominating and Governance Committee and a member of our Audit Committee. Mr. Smith is also our Lead Director.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Smith should serve as a director: his professional background and experience, previously held senior-executive level positions, his service on other public and private company boards, Teledyne board experience, board attendance and participation, and his extensive experience with companies in the aerospace, defense, engineering, communications and manufacturing sectors.

The Board of Directors Recommends

a Vote FOR the Election of the Nominees.

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Item 1 on Proxy Card — Election of Directors (continued)

Continuing Directors — Terms Expiring at the 2020 Annual Meeting (Class III)

Roxanne S. Austin President of Austin Investment Advisors and Former President and Chief Operating Officer of DIRECTV, Inc. Director since 2006 Age: 58

Roxanne S. Austin is the President of Austin Investment Advisors, a private investment and consulting firm, and chairs the US Mid-Market Investment Advisory Committee for EQT Partners. Ms. Austin has also served as the President and Chief Executive Officer of Move Networks, Inc., a provider of Internet television services and as President and Chief Operating Officer of DIRECTV, Inc. She previously served as Executive Vice President and Chief Financial Officer of Hughes Electronics Corporation (Hughes) and as a member of its executive committee. Prior thereto, she held various senior financial positions with Hughes. Prior to joining Hughes, Ms. Austin was a partner at the accounting firm Deloitte & Touche LLP. Ms. Austin is also a director of Target Corporation (having served as the retailer’s interim Board chairwoman during part of 2014), Abbott Laboratories and AbbVie, Inc. From 2008 to 2016 she also served as a director of Telefonaktiebolaget LM Ericsson. Ms. Austin is also a director of CrowdStrike, a privately-held cybersecurity technology company. Ms. Austin is a member of our Personnel and Compensation Committee and our Nominating and Governance Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Ms. Austin should serve as a director: her professional background and experience, current and previously held senior-executive level positions, her service on other public and private company boards, Teledyne board experience, board attendance and participation, and her extensive experience in electronics, communications, aerospace, defense and related industries and specialized expertise in public company accounting and mergers and acquisitions and more recently cybersecurity.

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Item 1 on Proxy Card — Election of Directors (continued)

Kenneth C. Dahlberg Retired Chairman of the Board and Former Chief Executive Officer of Science Applications International Corporation (SAIC) Director since 2006 Age: 74

Kenneth C. Dahlberg served as Chief Executive Officer of Science Applications International Corporation (SAIC), a research and engineering firm specializing in information systems and technology, from November 2003 through September 2009, and served as Chairman of the Board of Directors of SAIC from July 2004 until his retirement in June 2010. Prior to joining SAIC, Mr. Dahlberg served as Executive Vice President of General Dynamics where he was responsible for its Information Systems and Technology Group and prior to that served as President and Chief Operating Officer of Raytheon Systems. Mr. Dahlberg is also a director of Parsons Corp., a privately-held engineering, construction, technical and management services firm. From 2011 through May 2017, Mr. Dahlberg was a director of Motorola Solutions, Inc., a provider of mission critical communication products and services. Mr. Dahlberg is a member of our Personnel and Compensation Committee and our Audit Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Dahlberg should serve as a director: his professional background and experience, previously held senior-executive level positions, his service on other public company boards, his Teledyne board experience, board attendance and participation, his extensive experience with companies in the defense industry and his background and experience in design engineering, production, system development and services.

Robert A. Malone

Executive Chairman, President and Chief Executive Officer of First Sonora Bancshares, Inc. and Retired Chairman of the Board and President, BP America, Inc.

Director since 2015

Age: 67

Robert A. Malone has been the Executive Chairman, President and Chief Executive Officer of First Sonora Bancshares, Inc., a community bank, since 2014. Mr. Malone is also the Chairman, President and Chief Executive Officer of The First National Bank of Sonora, Texas, a community bank owned by First Sonora Bancshares, Inc., since 2009. Mr. Malone was an Executive Vice President of BP plc, an integrated oil and gas company, and Chairman of the Board and President, BP America Inc. from 2006 to 2009. Mr. Malone has been a director of Halliburton Company, a provider products and services to the energy industry, since 2009, and Lead Director of Halliburton since 2018. He is a director of Peabody Energy Corporation, a coal mining company, since 2009, and its Non-Executive Chairman of the Board since 2016 and a director of BP Midstream Partners LP, an owner and operator of oil and natural gas pipelines, since 2017. Mr. Malone is a member of our Audit Committee and our Personnel and Compensation Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Malone should serve as a director: his professional background and experience, previously held senior-executive level positions, his service on other public company boards and his extensive experience with companies in the oil and gas industry and in banking and his expertise in compliance with safety regulations.

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Item 1 on Proxy Card — Election of Directors (continued)

Continuing Directors — Terms Expiring at the 2021 Annual Meeting (Class I)

Simon M. Lorne Vice Chairman and Chief Legal Officer of Millennium Management LLC and Former General Counsel, U.S. Securities and Exchange Commission Director since 2004 Age: 73

Simon M. Lorne is the Vice Chairman and Chief Legal Officer of Millennium Management LLC, a hedge fund management company. From March 1999 to March 2004, prior to the time he became a Teledyne director, Mr. Lorne was a partner with Munger Tolles & Olson, LLP, a law firm whose services Teledyne has used from time to time. Mr. Lorne has also previously served as a Managing Director, with responsibility for Legal Compliance and Internal Audit of Citigroup/Salomon Brothers and as the General Counsel at the SEC in Washington, D.C. Since September 2016, Mr. Lorne has been Chairman of the Alternative Investment Management Association, a London-based association of investment managers. From 2011 to 2018, Mr. Lorne served on the Advisory Council of the Public Company Accounting Oversight Board. Mr. Lorne is the Chair of our Audit Committee and a member of our Nominating and Governance Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Lorne should serve as a director: his professional background and experience, current and previously held senior-executive level positions, senior level experience at a government regulator, his service on other public and private company boards, his Teledyne board experience, board attendance and participation, and his specialized expertise in finance, mergers and acquisitions, securities laws and corporate governance.

Paul D. Miller

Retired Chairman and CEO of Alliant Techsystems, Inc. (ATK) and Commander-in-Chief, U.S. Atlantic Command and NATO Supreme Allied Commander — Atlantic (Retired)

Director since 2001

Age: 77

Paul D. Miller was the Chairman of the Board of Alliant Techsystems, Inc. (ATK), an advanced weapon and space systems company, from January 1999 until April 2005 and served as Chief Executive Officer of ATK from January 1999 until October 2004. Prior to retirement from the U.S. Navy in 1994, Admiral Miller served as Commander-in-Chief, U.S. Atlantic Command and NATO Supreme Allied Commander — Atlantic. He served as a director of Huntington Ingalls Industries, Inc., a shipbuilding company from 2012 to April 2017. From 2001 to 2016 he served as a director of Donaldson Company, Inc., a manufacturer of filtration systems. Admiral Miller is a member of our Audit Committee and our Nominating and Governance Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Admiral Miller should serve as a director: his executive, professional and military background and experience, current and previously held senior-executive level positions, his service on other public and private company boards, Teledyne board experience, board attendance and participation, his extensive experience with and leadership positions in the defense community, his knowledge of finance, manufacturing, human resources, corporate governance and audit functions and his extensive understanding of strategic planning, tactical business decision making and risk management.

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Item 1 on Proxy Card — Election of Directors (continued)

Wesley W. von Schack Chairman of AEGIS Insurance Services and Former Chairman, President and Chief Executive Officer of Energy East Corporation Director since 2006 Age: 74

Wesley W. von Schack is the Chairman of AEGIS Insurance Services, a property and casualty mutual insurance company, a position he has held since 2007. He serves as the lead director of Edward Lifesciences Corporation, a company engaged in the science of heart valves and hemodynamic monitoring. Dr. von Schack served as Chairman, President and Chief Executive Officer of Energy East Corporation, a diversified energy services company, from 1996 to September 2009. Dr. von Schack served as a director of The Bank of New York Mellon Corporation from 2007 through April 2016 and Mellon Financial Corporation from 1989 to 2007. Dr. von Schack is director emeritus of the Gettysburg Foundation, and is a member of the President’s Council — Peconic Land Trust. Dr. von Schack is a member of our Nominating and Governance Committee and our Personnel and Compensation Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Dr. von Schack should serve as a director: his professional background and experience, previously held senior-executive level positions, his service on other private and public company boards, his leadership positions at private foundations, his Teledyne board experience, board attendance and participation, and his extensive experience with companies in the energy, banking, financial asset management sectors and in regulated industries.

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Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Nominating and Governance Committee and a Personnel and Compensation Committee. From time to time, our Board of Directors may establish other committees. Each of the Audit Committee, Nominating and Governance Committee and Personnel and Compensation Committee has a written charter that can be accessed on our website at www.teledyne.com under “Corporate Information — Governance”.

Audit Committee

The members of the Audit Committee are:

      Simon M. Lorne, Chair

      Kenneth C. Dahlberg

      Robert A. Malone

      Paul D. Miller

      Jane C. Sherburne

      Michael T. Smith

The Audit Committee held six meetings in 2018.

The primary purpose of the Audit Committee is to assist the Board’s oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualification and the independence of our independent auditor, and the performance of our internal audit function and independent auditor. As provided in its charter, the Audit Committee is directly responsible for the appointment, retention, compensation, oversight, evaluation and termination of our independent auditor (including resolving disagreements between management and the independent auditor regarding financial reporting). The Audit Committee has been designated as the “qualified legal compliance committee.” In carrying out its responsibilities, the Audit Committee undertakes to do many things, including:

•	Retain and approve the terms of the engagement and fees to be paid to the independent auditor.
•	Evaluate the performance of the independent auditor.
•	Receive written periodic reports from the independent auditor delineating all relationships between the independent auditor and us.
•

Review with the independent auditor any problems or difficulties the independent auditor may have encountered, and any management letter provided by the independent auditor and our response to that letter.

•	Review our annual audited financial statements and the report thereon and quarterly unaudited financial statements with the independent auditor and management prior to publication of such statements.
•	Discuss with management the earnings press releases (including the type of information and presentation of information).
•	Review major issues regarding accounting principles and financial statement presentations and judgments made in connection with the preparation of our financial statements.
•	Meet at least quarterly with the senior internal auditing executive to discuss internal audits and findings and management’s response.
•	Meet periodically with management to review our financial risk exposures and the steps management has taken to monitor and control such exposures.
•

Meet periodically or on an as need basis with management to review financings, stock repurchases, significant tax matters, investment strategies, hedging strategies and certain information technology-related matters.

•

Review legal matters that may have a material impact on the financial statements, our compliance policies and any material reports or inquiries received from regulators or governmental agencies with our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, including those matters related to compliance with environmental laws and the health and safety of employees.

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Committees of Our Board of Directors (continued)

The charter of the Audit Committee was last amended and restated on December 18, 2018. (The charter is available on the Corporate Governance Web Page: http://www.teledyne.com/about-us/corporate-information). The Audit Committee charter provides that our senior internal auditing executive reports directly and separately to the Chair of the Audit Committee and the Executive Chairman. As required by the charter, our Audit Committee also has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. See “Corporate Governance — Sarbanes-Oxley Disclosure Committee” at page 7.

The Audit Committee meets the size, independence and financial sophistication and expertise requirements of the NYSE, including the enhanced independence requirements for Audit Committee members under Exchange Act Rule 10A-3. The Board of Directors has determined that Simon M. Lorne is an “audit committee financial expert” within the meaning of the SEC regulations and all of the members are “independent” and “financially literate” under the NYSE listing standards. Our Corporate Governance Guidelines provide that no director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. Any such determination must be disclosed in the annual Proxy Statement. None of our Audit Committee members serve on more than two other audit committees of public companies. Besides our Audit Committee, Mr. Smith simultaneously serves on the audit committee of two other public companies and Mr. Malone simultaneously serves on the audit committee of one other public company.

The report of the Audit Committee is included under “Item 2 on Proxy Card — Ratification of Appointment of Independent Registered Public Accounting Firm” at page 21.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are:

      Michael T. Smith, Chair

      Roxanne S. Austin

      Charles Crocker

      Simon M. Lorne

      Paul D. Miller

      Wesley W. von Schack

The Nominating and Governance Committee held three meetings in 2018.

The Nominating and Governance Committee undertakes to:

•

Identify individuals qualified to become members of the Board of Directors and to make recommendations to the Board of Directors with respect to candidates for nomination for election at the next Annual Meeting of stockholders or at such other times when candidates surface or are proposed and, in connection therewith, consider suggestions submitted by our stockholders.

•	Develop and recommend to the Board of Directors corporate governance guidelines.
•	Determine and make recommendations to the Board of Directors with respect to the criteria to be used for selecting new members of the Board of Directors.
•	Oversee the annual process of evaluation of the performance of our Board of Directors and committees.
•	Make recommendations to the Board of Directors concerning the membership of committees of the Board and the chairpersons of the respective committees.
•	Make recommendations to the Board of Directors with respect to the remuneration paid and benefits provided to members of the Board in connection with their service on the Board or on its committees.
•

Administer our formal compensation programs for directors, including the Administrative Rules of the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan Related to Non-Employee Director Restricted Stock Unit Awards and Fees.

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Committees of Our Board of Directors (continued)

•

Make recommendations to the Board of Directors concerning the composition, organization and operations of the Board of Directors and its committees, including the orientation of new members and the flow of information.

•	Evaluate Board and committee tenure policies, as well as policies covering the retirement or resignation of incumbent directors.
•

Review and evaluate our policies and practices and monitor our efforts in areas of legal and social responsibility, diversity and sustainability, and when appropriate report and make recommendations to the Board of Directors with respect to such policies and procedures and efforts.

•

Identify and report to the Board of Directors current and emerging trends with respect to political, social, diversity, sustainability, and public policy issues that may affect the business operations, performance or public image of the corporation.

•	Evaluate proposals of stockholders intended to be presented at stockholder meetings.
•

Make recommendations to the Board of Directors as to whether to accept or reject a director resignation, or take other action, where a director fails to receive a majority vote as specified under our Amended and Restated Bylaws and Corporate Governance Guidelines.

The charter of the Nominating and Governance Committee was last amended and restated on December 18, 2018. The members of the Nominating and Governance Committee are “independent” under the NYSE listing standards. (The charter is available on the Corporate Governance Web Page: http://www.teledyne.com/about-us/corporate-information).

The Nominating and Governance Committee will consider stockholder recommendations for nominees for director. Any stockholders interested in suggesting a nominee should follow the procedures outlined in “Other Information — 2020 Annual Meeting and Stockholder Proposals” at page 70. Stockholder recommendations for nominees will be given the same consideration as nominees for director from other sources.

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating all nominees for directors. The Committee periodically assesses the appropriate size of the Board and whether vacancies on the Board are expected due to retirement, change in professional status or otherwise. Candidates may come to the attention of the Committee through current Board members, members of our management, stockholders and other persons. The Committee to date has not engaged a professional search firm. Candidates are evaluated at meetings of the Committee and may be considered at any point during the year.

As stated in the Corporate Governance Guidelines, nominees for director are to be selected based on, among other criteria, experience, knowledge, skills, expertise, integrity, diversity, ability to make analytical inquiries, understanding of or familiarity with our business, products or markets or similar business, products or markets, and willingness to devote adequate time and effort to Board responsibilities. The Committee may establish additional criteria and is responsible for assessing the appropriate balance of criteria required of Board members. Although we do not have a written policy with respect to Board diversity, the Nominating and Governance Committee and the Board believe that a diverse board leads to improved Company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation. Consequently, when evaluating potential nominees, the Committee considers individual characteristics that may bring diversity to the Board, including gender, race, national origin, age, professional background, unique skill sets and areas of expertise. As part of its charter mandate, the Nominating and Governance Committee monitors our efforts in areas of diversity and keeps abreast of current and emerging trends with respect to diversity issues that may affect our business operations, performance or public image.

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Committees of Our Board of Directors (continued)

Personnel and Compensation Committee

The members of the Personnel and Compensation Committee are:

      Charles Crocker, Chair

      Roxanne S. Austin

      Kenneth C. Dahlberg

      Robert A. Malone

      Jane C. Sherburne

      Wesley W. von Schack

The Personnel and Compensation Committee held five meetings in 2018.

The Personnel and Compensation Committee’s principal authority and responsibilities include:

•	Make recommendations to the Board of Directors concerning executive management organization matters generally.
•

In the area of compensation and benefits, make recommendations to the Board of Directors concerning employees who are also directors, review and approve the corporate goals and objectives relevant to the Chief Executive Officer and other executive officer compensation, evaluate Executive Chairman, Chief Executive Officer and other executive officer performance in light of those goals and objectives, and determine and approve all compensation of the Chief Executive Officer and other executive officers based on this evaluation.

•

Periodically, and when appropriate, review and approve the following as they affect the Executive Chairman, Chief Executive Officer and executive officers: (a) any employment agreements and severance arrangements; (b) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and (c) any special or supplemental compensation and benefits for the Executive Chairman, the Chief Executive Officer and executive officers and individuals who formerly served as Chief Executive Officer and executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

•	Oversee the Company’s compliance with the requirement under the NYSE rules that, with limited exceptions, require stockholder approval for equity compensation plans.
•

Subject to such stockholder approval, or as otherwise required by applicable law, establish, amend and, where appropriate, terminate incentive compensation plans, equity-based plans, benefit plans, and other bonus arrangements for the Company; and pursuant to the terms of such plans, as may at the time be in effect, administer such plans and make appropriate interpretations and determinations and take such actions as shall be necessary or desirable thereunder, including approval of awards granted pursuant to such plans and repurchase of securities from terminated employees.

•

Make recommendations to the Board of Directors concerning policy and procedures relating to employee benefits and employee benefit plans, including incentive compensation plans and equity-based plans and applicable clawback provisions.

•	Oversee our formal incentive compensation programs, including equity-based plans.
•	Make recommendations to the Board of Directors concerning matters relating to stockholder votes on executive compensation and the frequency of those votes.

While reviewed annually, the charter of the Personnel and Compensation Committee was last amended and restated on December 18, 2018. (The charter is available on the Corporate Governance Web Page: http://www.teledyne.com/about-us/corporate-information). The members of the Personnel and Compensation Committee are “independent” under the NYSE listing standards.

Our Executive Chairman and Chief Executive Officer work with the Personnel and Compensation Committee Chair, our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary and our Vice President of Human Resources in establishing the agenda for the Committee and together make compensation recommendations for the named executives (other than themselves). The Personnel and Compensation Committee’s Chair reports the committee’s recommendations on executive compensation to the Board. The

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Committees of Our Board of Directors (continued)

Personnel and Compensation Committee has the authority, under its charter, to obtain advice and assistance from internal or external legal, accounting or other advisors. The Personnel and Compensation Committee has the sole authority and resources to retain and terminate any compensation consultant to be used to assist in the evaluation of the Executive Chairman’s, the Chief Executive Officer’s or other executive officers’ compensation and has sole authority to approve the consultant’s fees and other retention terms. As discussed below under “Compensation Discussion and Analysis,” the Committee retained Exequity LLP to assist the Committee in fulfilling its responsibilities in 2018. The Personnel and Compensation Committee may delegate its responsibility to control and manage the plan assets of our employee benefit plans. In addition, under the terms of our stock incentive plans, the Personnel and Compensation Committee may delegate certain powers and authority under the stock incentive plan as it deems appropriate to a subcommittee and/or designated officers and, as discussed below under “Compensation Discussion and Analysis,” the Personnel and Compensation Committee has made a limited delegation of authority to our Executive Chairman to grant stock options pursuant to this authority.

The report of the Personnel and Compensation Committee is included under “Executive and Director Compensation” at page 50.

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Item 2 on Proxy Card — Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2019. Deloitte & Touche LLP has served as our independent registered public accounting firm effective May 1, 2015. The Audit Committee believes that Deloitte & Touche LLP is knowledgeable about our operations and accounting practices and is well qualified to act in the capacity of independent registered public accounting firm. The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2019 is subject to the continued approval of the Audit Committee.

Although the appointment of an independent registered public accounting firm is not required to be approved by the stockholders, the Audit Committee and the Board of Directors believe that stockholders should participate in such selection through ratification. The proposal to ratify the Audit Committee’s appointment of Deloitte & Touche LLP will be approved by the stockholders if it receives the affirmative vote of a majority of the shares cast on the proposal by holders present in person or represented by proxy at the meeting. Unless otherwise instructed, the individuals named as proxies in the proxy card will vote each proxy received by them in favor of ratifying the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2019. If you specifically abstain from voting on the proposal, your shares will not affect the outcome of the vote. Broker non-votes, if any, are included in determining the presence of a quorum at the Annual Meeting but will not be counted as being entitled to vote on the proposal and will not affect the outcome of the vote. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment of Deloitte & Touche LLP as an independent registered public accounting firm. Notwithstanding the ratification of Deloitte & Touche LLP as our independent auditors, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interests of Teledyne and its stockholders. It is expected that representatives of Deloitte & Touche LLP will be present at the meeting and will have an opportunity to make a statement and respond to appropriate questions.

The Board of Directors Recommends

a Vote FOR Ratification of the Appointment

of Deloitte & Touche LLP as the

Company’s Independent Registered Public Accounting Firm.

Fees Billed by Independent Registered Public Accounting Firm

The following table sets forth fees billed by Deloitte & Touche LLP for professional services rendered for the 2018 fiscal year and for the 2017 fiscal year (in thousands).

	2018	2017
Total Audit Fees(1)	$4,966.2	$4,655.5
Total Audit-Related Fees(2)	25.9	124.2
Tax Fees(3)	1,273.9	1,151.6
All Other Fees	—	—
Total	$6,266.0	$5,931.3

(1)

Aggregate fees billed for professional services rendered for the audit of our annual financial statements and internal control pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, for statutory audits of certain subsidiaries, for the reviews of financial statements included in our quarterly reports on Form 10-Q and accounting consultations on matters reflected in the financial statements.

(2)	Fees related to environmental financial assurances services.

(3)	Tax fees related to U.S. Federal and State tax compliance services and tax advisory services for our foreign subsidiaries.

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Item 2 on Proxy Card — Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm (continued)

Guidelines Regarding External Auditing Firms

Our Audit Committee has adopted guidelines relating to the rendering of services by external auditors. The principal terms are as follows:

Pre-Approval of Audit Services.    The guidelines require the approval of the Audit Committee prior to retaining any firm to perform any Audit Services. “Audit Services” include the services necessary to audit our consolidated financial statements for a specified fiscal year and the following audit and audit-related services: (a) Statement on Auditing Standards No. 71 quarterly review services; (b) regulatory and employee benefit plan financial statement audits; and (c) compliance and statutory attestation services for our subsidiaries. Subject to limited exceptions, the policies further provide that the Audit Committee must pre-approve the engagement of our independent registered public accounting firm to provide any services other than Audit Services. The Chair of the Audit Committee may, however, pre-approve the engagement of our independent registered public accounting firm for such non-audit services to the extent the fee is reasonably expected to be less than $150,000. Pre-approval will not be required for de minimis services if (i) the costs of such services in the aggregate are less than $150,000 or 5% of the total fees of our independent registered public accounting firm, whichever is lesser during such fiscal year, (ii) such services were not recognized by us at the time of the engagement to be non-audit services; and (iii) such services are promptly and subsequently approved by the Audit Committee or the Chair of the Audit Committee (if reasonably expected to be less than $150,000 or 5% of the total fees of our independent registered public accounting firm, whichever is lesser) prior to completion of the audit.

Executive Relationship Limitation.    The guidelines provide that no firm shall perform for us any Audit Service if the Company’s Chief Executive Officer, Chief Financial Officer, Controller, or Chief Accounting Officer, or any person serving in an equivalent position for the Company, was employed by that firm and participated in any capacity in the Company’s audit during the one-year period preceding the date of the initiation of the audit.

Non-Audit Services Limitations.    If the fee for any non-audit services is reasonably expected to be $350,000 or more, we must seek at least one competing bid from another firm prior to engaging our independent registered public accounting firm, unless there are exceptional circumstances or if it relates to the public offering of our securities. Management will determine whether awarding the assignment to our independent registered public accounting firm would be advantageous to us because our independent registered public accounting firm could utilize its deeper knowledge of the Company to do a more efficient and effective job than another provider of services or could perform the services for a lower fee. While price will be a factor in evaluating competing proposals, professional competence, client service and experience in handling similar matters are also key factors. Prior to retaining our independent registered public accounting firm to perform services other than Audit Services, management will consider whether such retention could impair our independent registered public accounting firm’s independence.

The guidelines prohibit us from engaging our independent registered public accounting firm to perform any of the following non-audit services or other services that the Public Company Accounting Oversight Board determines by regulation to be prohibited: bookkeeping or other services related to accounting records or financial statements; financial information systems design and implementation; appraisal or valuation services, fairness opinions, or contribution-in-kind reports; actuarial services; internal auditing outsourcing services; management functions or human resources; broker or dealer, investment advisor, or investment banking services; individual tax services to executives roles that involve financial reporting responsibility; or legal services and expert services unrelated to the audit.

Hiring Limitation.    To avoid appearances of conflicts of interest, we will not hire before a one-year cooling-off period into either a finance function or an audit function personnel of our independent registered public accounting firm who are at the level of partner, principal or manager if such person worked on the audit of our consolidated financial statements during the fiscal year just ended or if such person is working on the audit of our consolidated financial statements for the current fiscal year.

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Item 2 on Proxy Card — Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm (continued)

Audit Partner Rotation.    The guidelines provide that neither the lead or coordinating partner of our independent registered public accounting firm having primary responsibility for our audit, nor the partner responsible for reviewing our audit, shall perform Audit Services for the Company for more than five consecutive fiscal years. An audit director can perform Audit Services for up to seven consecutive fiscal years.

On a quarterly basis in executive session, our independent registered public accounting firm reviews with the Audit Committee all audit, non-audit and tax services it provides to us. For 2018, all audit and non-audit services rendered by our independent registered public accounting firm were pre-approved in accordance with our policies.

In making its recommendation to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2019 fiscal year, the Audit Committee considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP’s independence.

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Audit Committee Report

The following report of the Audit Committee is included in accordance with SEC rules and regulations. It does not constitute “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference into any of our filings under the Exchange Act.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the audited financial statements for the fiscal year ended December 30, 2018 (the “Financial Statements”) of Teledyne Technologies Incorporated and its consolidated subsidiaries (the “Company”).

The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, as amended and restated as of December 18, 2018, which has been adopted by the Board of Directors. The Audit Committee is comprised of six directors. The Company’s Board of Directors has determined that each of the members of the Audit Committee is independent in accordance with the applicable rules of the New York Stock Exchange. The Board of Directors has also determined that at least one director has “financial management expertise” under New York Stock Exchange listing standards and that Simon M. Lorne is an “audit committee financial expert” within the meaning of the Securities and Exchange Commission regulations.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s Financial Statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee reviewed and discussed the Company’s Financial Statements with management and Deloitte & Touche and discussed with Deloitte & Touche the matters required to be discussed by AS No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche’s communication with the Audit Committee concerning independence and has discussed with Deloitte & Touche its independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Members of the Audit Committee may rely without independent verification on the information provided to them and on the representations made by management and Deloitte & Touche. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent”.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2018, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

      Simon M. Lorne, Chair

      Kenneth C. Dahlberg

      Robert A. Malone

      Paul D. Miller

      Jane C. Sherburne

      Michael T. Smith

February 19, 2019

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Item 3 on Proxy Card — Advisory Resolution on Executive Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking stockholders to approve on an advisory basis a resolution on the Company’s executive compensation as reported in this Proxy Statement. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program is designed to attract and retain high quality executives and to align the interest of management with the interests of stockholders by rewarding both short- and long-term performance.

2018 was another record year for Teledyne. Highlights included:

•	Record sales were over $2.9 billion and increased 11.4% compared with 2017;
•	Record GAAP earnings per diluted share were $9.01, an increase of 43.9% compared with 2017;
•	Record GAAP operating margin was 14.4%, an increase of 200 basis points from 2017; and
•	Record cash provided by operating activities of $446.9 million.

We urge stockholders to read the “Compensation Discussion and Analysis” below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narratives which provide detailed information on the compensation of our named executives. The Personnel and Compensation Committee believes that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executives reported in this Proxy Statement has supported and contributed to the Company’s success.

We are asking stockholders to approve the following advisory resolution at the 2019 Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executives during 2018, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2019 Annual Meeting of Stockholders, is hereby APPROVED, on an advisory basis.

This advisory resolution, commonly referred to as a “say on pay” resolution, is not binding on the Board of Directors or the Company. Although non-binding, the Board and the Personnel and Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

The proposal to adopt the advisory resolution set forth above will be approved by the stockholders if it receives the affirmative vote of a majority of the shares cast by those holders present in person or represented by proxy at the meeting. If you sign and return your proxy card, your shares will be voted (unless you indicate to the contrary) to approve the advisory resolution. If you specifically abstain from voting on the proposal, your shares will not affect the outcome of the vote.

Following the 2017 Annual Meeting of Stockholders, our Board of Directors voted to hold a vote on this advisory “say on pay” resolution on an annual basis. Therefore, we currently expect our next say on pay proposal (after the vote on this Item 3) will be held at our next annual meeting in 2020, although the Board of Directors may decide to modify this practice.

The Board of Directors Recommends

a Vote FOR Approval of the Advisory Resolution

on Executive Compensation.

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Other Business

We know of no business that may be presented for consideration at the meeting other than the three action items indicated in the Notice of Annual Meeting. If other matters are properly presented at the meeting, including a proposal to adjourn or postpone the meeting, the persons designated as proxies in your proxy card may vote at their discretion.

Following adjournment of the formal business meeting, Dr. Robert Mehrabian, Executive Chairman, and Aldo Pichelli, President and Chief Executive Officer, will address the meeting and will hold a general discussion period during which the stockholders will have an opportunity to ask questions about our Company and businesses.

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Stock Ownership Information

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the SEC require that we disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors and statutory insiders. To the best of our knowledge, all the filings for our directors and statutory insiders were made on a timely basis in 2018.

Five Percent Owners of Common Stock

The following table sets forth the number of shares of our common stock owned beneficially by each person known to us to own beneficially more than five percent of our outstanding common stock. As of February 15, 2019, we had received notice that the individuals and entities listed in the following table are beneficial owners of five percent or more of our common stock. In general, “beneficial ownership” includes those shares that a person or entity has the power to vote or transfer, and options to acquire common stock that are exercisable currently or within 60 days. As of, February 15, 2019, we had 36,191,967 shares outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc.
55 East 52nd Street, New York, NY 10022	3,860,980	(1)	10.67%
The Vanguard Group, Inc.
100 Vanguard Blvd Malvern, PA 19355	3,145,416	(2)	8.69%
Janus Henderson Group plc
201 Bishopsgate EC2M 3AE London, United Kingdom	2,180,113	(3)	6.02%
T. Rowe Price Associates, Inc.
100 E. Pratt Street Baltimore, MD 21202	2,009,120	(4)	5.56%
Singleton Group LLC
3419 Via Lido, #630 Newport Beach, CA 92663	1,999,900	(5)(6)	5.53%

1.

Based on an amendment to Schedule 13G filed with the SEC by BlackRock, Inc. on January 31, 2019, reporting that it has sole voting power with respect to 3,706,216 shares, and sole dispositive power with respect to 3,860,980 shares.

2.

Based on an amendment to Schedule 13G filed with the SEC by The Vanguard Group, Inc. on February 13, 2019, reporting sole voting power with respect to 19,564 shares, shared voting power with respect to 4,078 shares, shared dispositive power with respect to 17,358 shares and sole dispositive power with respect to 3,145,416 shares.

3.	Based on an amendment to Schedule 13G filed with the SEC by Janus Henderson Group plc on February 12, 2019.
4.

Based on an amendment to Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. on February 14, 2019, reporting sole voting power with respect to 386,572 shares and sole dispositive power with respect to 2,009,120 shares.

5.

Based on an amendment to Schedule 13G filed with the SEC by Singleton Group LLC, jointly with William W. Singleton, Christina Singleton Mednick and Donald E. Rugg, on August 17, 2007. Mr. Singleton, Ms. Mednick and Mr. Rugg reported that they share voting and dispositive power with respect to 1,999,900 shares in their capacities as managers of Singleton Group LLC. Mr. Rugg reported that he owned an additional 45 shares of common stock directly, with respect to which he has sole voting and dispositive power.

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Stock Ownership Information (continued)

6.

On March 5, 2019, a final amendment to Schedule 13G was filed with the SEC by Singleton Group LLC, jointly with William W. Singleton and Christina Singleton, reporting that on March 4, 2019, the Singleton Group had distributed the shares beneficially owned by it in connection with the ultimate dissolution of the Singleton Group and was no longer a 5% beneficial owner of our Common Stock.

Stock Ownership of Management

The following table shows, as of February 15, 2019, the number of shares of common stock beneficially owned by (i) our directors and executive officers named in the executive compensation tables, and (ii) our directors and Section 16 statutory officers as a group, including shares as to which a right to acquire ownership exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Exchange Act. Certain shares beneficially owned by our officers and directors may be held in accounts with third party brokerage firms.

Beneficial Owner	Number of Shares		Percent of Class
Robert Mehrabian	341,735	(1)	*
Susan L. Main	85,572	(2)	*
Aldo Pichelli	188,305	(3)	*
Melanie S. Cibik	63,518	(4)	*
Edwin Roks	19,917	(5)	*
Roxanne S. Austin	23,458	(6)	*
Charles Crocker	63,488	(7)	*
Kenneth C. Dahlberg	36,265	(8)	*
Simon M. Lorne	77,117	(9)	*
Robert A. Malone	2,480	(10)	*
Paul D. Miller	35,201	(11)	*
Jane C. Sherburne	5,057	(12)	*
Michael T. Smith	58,317	(13)	*
Wesley W. von Schack	17,358	(14)	*
All directors and executives as a group (18 persons)	1,172,787	(15)	3.19%

*	Less than one percent.

1.

The amount includes 164,840 shares held by The Mehrabian Living Trust, of which Dr. Mehrabian and his wife are trustees. The amount also includes 18,048 shares of unvested restricted stock subject to forfeiture and 158,847 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2019. Does not include 5,348 unvested Restricted Stock Units granted on December 20, 2016.

2.

The amount also includes 3,752 shares of unvested restricted stock subject to forfeiture, and 49,154 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2019. Includes 1,276 shares acquired under Teledyne’s Employee Stock

Purchase Plan based on information received as of January 16, 2019. Also includes 1,000 shares held jointly by Ms. Main’s spouse.

3.

The amount includes 77,019 shares held by the Pichelli Living Trust, of which Mr. Pichelli and his wife are trustees. The amount also includes 8,430 shares of unvested restricted stock subject to forfeiture and 101,925 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2019. Also includes 931 shares acquired under Teledyne’s Employee Stock Purchase Plan based on information received as of January 16, 2019.

4.	The amount includes 2,594 shares of unvested restricted stock subject to forfeiture and 39,154 shares of our common stock underlying stock

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Stock Ownership Information (continued)

options exercisable within 60 days of February 15, 2019. Also includes 405 shares acquired under Teledyne’s Employee Stock Purchase Plan and 103 shares held in Teledyne’s 401(k) plan based on information received as of January 16, 2019.

5.

The amount includes 15,820 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2019. Also includes 52 shares acquired under Teledyne’s Employee Stock Purchase Plan and 422 shares held in Teledyne’s 401(k) plan based on information received as of January 16, 2019. Does not include 2,053 unvested Restricted Stock Units subject to forfeiture.

6.

The amount includes 2,000 shares held by the Thomas and Roxanne Austin Trust, 16,000 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2019 and 1,821 vested Restricted Stock Units. Does not include 568 unvested Restricted Stock Units.

7.

The amount includes 13,513 shares held by The Crocker Revocable Trust, Charles Crocker, Trustee and 20,000 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2019. Does not include 568 unvested Restricted Stock Units.

8.	The amount includes 24,289 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2019. Does not include 568 unvested Restricted Stock Units.

9.	The amount includes 47,102 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2019. Does not include 568 unvested Restricted Stock Units.

10.	Does not include 568 unvested Restricted Stock Units.
11.	The amount includes 14,496 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2019. Does not include 568 unvested Restricted Stock Units.

12.	The amount includes 2,000 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2019. Does not include 568 unvested Restricted Stock Units.

13.

The amount includes 23,161 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2019. The amount also includes 200 shares owned by Mr. Smith’s wife, beneficial ownership of which is disclaimed. Does not include 568 unvested Restricted Stock Units.

14.

The amount includes 9,394 shares held by The von Schack revocable Trust and The Wesley von Schack Revocable Trust, 6,000 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2019, and 819 vested Restricted Stock Units. Does not include 568 unvested Restricted Stock Units.

15.

This amount includes an aggregate of 617,738 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2019, 41,097 shares of restricted stock and 2,640 vested Restricted Stock Units. Does not include 12,513 unvested Restricted Stock Units. This amount also includes 200 shares owned by Mr. Smith’s wife of which beneficial ownership is disclaimed. Includes 270,261 shares held jointly and in trusts. This amount includes shares beneficially held by four Section 16 executive officers not listed on the table since they are not named executives.

Phantom Shares.    Prior to January 1, 2015, non-employee directors could elect to defer payment of up to 75% of their annual retainer fees and committee chair fees and 100% of their meeting fees under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan (Deferred Compensation Plan). Non-employee directors could elect to have their deferred monies treated as though they are invested in our common stock (Teledyne Common Stock Phantom Fund). Deferrals to the Teledyne Common Stock Phantom Fund mirrored actual purchases of stock, but no actual stock is issued, and the award is settled in cash. There are no voting or other stockholder rights associated with the Teledyne Common Stock Phantom Fund. As of February 15, 2019, the following directors had the following number of phantom shares of common stock under the Deferred Compensation Plan: Charles Crocker — 451 phantom shares; Simon M. Lorne — 1,049 phantom shares; Paul D. Miller — 3,607 phantom shares; and Michael T. Smith — 781 phantom shares.

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Executive and Director Compensation

Compensation Discussion and Analysis

Executive Summary and 2018 Overview

Our Compensation Objectives and Programs:

Our objective with respect to executive compensation is to attract and retain executives of the highest quality and to align the interests of management with the interests of stockholders by rewarding both short- and long-term performance. The key components of our executive compensation program are reviewed annually for appropriateness and include a balanced mix of short- and long-term compensation and cash and equity compensation.

Our executive compensation program is performance-oriented and based on a mix of multiple metrics, financial targets and performance periods. Short-term cash compensation consists of competitive base salaries and short-term bonuses under the Annual Incentive Plan (AIP). The AIP is our annual performance-based cash bonus program that is designed to principally reward year-over-year profitable growth. Long-term compensation consists of stock options, performance-based restricted stock awards and a performance share program (PSP). Stock options vest over a three-year period and are intended to align executive compensation with absolute stock price appreciation. Performance-based restricted stock awards are intended to align executive compensation with total shareholder return relative to the Russell 1000 Index over a three-year performance period. The PSP is designed to reward executives for achieving profitable long-term growth and total shareholder return relative to the Russell 1000 Index over a three-year performance period. In addition, the PSP serves to reinforce long-term executive retention since payments under the PSP are subject to further service-based vesting requirements and made in three annual installments following the completion of the three-year performance cycle.

Compensation for senior executives at Teledyne is determined by the Personnel and Compensation Committee. The Personnel and Compensation Committee sets target amounts for overall compensation and specific compensation components and determines the mix of short- and long-term compensation in part by benchmarking Teledyne’s pay against compensation at peer group companies. The Personnel and Compensation Committee also receives advice and assistance in setting compensation from an independent compensation consultant.

At the Company’s 2018 Annual Meeting of Stockholders held on April 25, 2018, the non-binding advisory vote on executive compensation passed with an approval rate of over 98% of the votes cast. The Personnel and Compensation Committee believes this level of stockholder support reflects a strong endorsement of our executive compensation policies and philosophy and as a result did not change its approach to executive compensation in 2018. The Personnel and Compensation Committee will continue to consider the outcome of the Company’s “say on pay” votes when making future compensation decisions for the named executives.

Highlights of 2018 Performance:

2018 was another record year for Teledyne. Highlights included:

•	Record sales were over $2.9 billion and increased 11.4% compared with 2017;
•	Record GAAP earnings per diluted share were $9.01, an increase of 43.9% compared with 2017;
•	Record GAAP operating margin was 14.4%, an increase of 200 basis points from 2017; and
•	Record cash provided by operating activities of $446.9 million.

Teledyne’s stock price increased 11.9% in fiscal 2018, compared to a total shareholder return of -11.7% for the Russell 2000 Index and -5.6% for the Russell 1000 Index. The graph below shows Teledyne’s cumulative total stockholder return (i.e. price change plus reinvestment of dividends) on our common stock for the five fiscal years ending December 30, 2018, as compared to the Standard & Poor’s 500 Composite Index, the Russell 2000 Index, the Standard & Poor’s 1500 Industrials and the Russell 1000 Index. In June 2017

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Compensation Discussion and Analysis (continued)

Teledyne graduated from the Russell 2000 Index to the Russell 1000 Index. Beginning with our 2018 awards, the Russell 1000 Index replaced the Russell 2000 Index as a performance measure in our long-term compensation programs. The graph assumes $100 was invested on December 27, 2013. In accordance with the rules of the SEC, this presentation is not incorporated by reference into any of our registration statements under the Securities Act of 1933.

Summary of 2018 Executive Compensation:

Teledyne’s named executives for 2018 are:

•	Robert Mehrabian, Chairman and Chief Executive Officer (currently Executive Chairman);
•	Aldo Pichelli, President and Chief Operating Officer (currently President and Chief Executive Officer);
•	Susan L. Main, Senior Vice President and Chief Financial Officer;
•	Melanie S. Cibik, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary; and
•	Edwin Roks, Vice President and Group President, Digital Imaging — Teledyne DALSA and Teledyne e2v.

On April 24, 2018, Mr. Pichelli became President, with Dr. Mehrabian continuing as Chairman and Chief Executive Officer. On January 1, 2019, Mr. Pichelli became President and Chief Executive Officer, with Dr. Mehrabian continuing as Executive Chairman.

Base Salaries:

Base salaries are generally reviewed and set by the Personnel and Compensation Committee in October of each year. At its meeting in October 2017 to review salaries to take effect in 2018, the Personnel and Compensation Committee, based on the recommendation of Dr. Mehrabian and other factors, approved an average increase of 2% to the base salaries for the named executives, other than Mr. Roks. Mr. Roks’ base salary increased by 4.7% in 2018 in recognition of his increased responsibilities as President of Teledyne Digital Imaging — Teledyne DALSA and Teledyne e2v.

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Compensation Discussion and Analysis (continued)

Annual Incentives:

On average, actual payouts of the 2018 AIP awards for the named executives were 3.46% lower than 2017 payout amounts, and the corporate performance component of the plan was earned at 139.4% of the 2018 target. Dr. Mehrabian’s payout of his 2018 AIP award was 6% lower than the payout for his 2017 AIP Award. These lower payouts, despite the record results for 2018, reflected the challenges in outperforming the higher AIP targets set by the Personnel and Compensation Committee for 2018.

Long-Term Incentives:

Awards Issued

In January 2018, the Personnel and Compensation Committee approved the grant of performance-based restricted stock at levels consistent with prior award levels. In January 2018, the Personnel and Compensation Committee also established a new cycle of our long-term incentive program, the PSP, which has a three-year performance cycle that runs from 2018 through 2020.

The Personnel and Compensation Committee also approved the grant of stock options in January 2018. Beginning with our 2018 grants, the Personnel and Compensation Committee modified its methodology for granting stock options. In lieu of issuing fixed option grants, the Personnel and Compensation Committee fixes a value target for each recipient, and then grants an option to purchase shares derived from the economic value of the option on the date of grant. The Personnel and Compensation Committee believes this new methodology allows the Company to more closely track option grants with desired market positioning and manage value and expenses.

Awards Earned

During the three-year period ended December 31, 2018, Teledyne’s stock price growth was 175.8% of the growth in the Russell 2000 Index for the same period. As a result, on the third anniversary of the date of grant, January 26, 2019, participants in Teledyne’s performance-based restricted stock program vested in 100% of their 2016 restricted stock awards, as the stock price growth target over the three-year performance period ended December 31, 2018 was satisfied.

Commitment to Best Practices:

The Personnel and Compensation Committee periodically reviews its compensation policies and practices considering best practices and makes appropriate adjustments when necessary.

Teledyne seeks to develop pay programs that are reflective of good corporate governance. Among other things:

•	we do not guarantee bonuses, or equity awards, outside of certain negotiated, one-time new hire situations (no such situations existed for named executives in 2018);
•	we do not exercise discretionary upward adjustment to incentive awards for individuals who were named executives as of the grant date of such award;
•

base salaries and other components of compensation are informed by external market conditions, including peer group data provided by independent compensation consultants, and are approved by the Personnel and Compensation Committee, which consists entirely of independent directors;

•	performance incentive awards are capped and there will be no payout if minimum performance goals are not achieved;
•

executive perquisites that are generally not available to other employees are minimal — and in the case of our Executive Chairman and our President and Chief Executive Officer limited to a car allowance;

•	we have never re-priced stock options;
•	our insider trading policy prohibits the pledging or hedging of company stock by directors and executive officers;
•	we have stock ownership guidelines for key executive officers and directors; and

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Compensation Discussion and Analysis (continued)

•	we have a formal policy related to the “clawback” of incentive compensation in the event of a material financial misstatement or in the event of fraud or criminal misconduct.

Personnel and Compensation Committee

The Personnel and Compensation Committee reviews and administers the compensation for the Chief Executive Officer (and beginning in 2019, the Executive Chairman) and other members of senior management, including the named executives. In the case of the Chief Executive Officer (and beginning in 2019, the Executive Chairman), the compensation determination made by the Personnel and Compensation Committee is reviewed by the entire Board. The Personnel and Compensation Committee is composed exclusively of non-employee, independent directors that meet the approval requirements of 162(m) of the Internal Revenue Code and Section 16 of the Securities Exchange Act of 1934. The Personnel and Compensation Committee retained the compensation consultant Exequity LLP to assist the Personnel and Compensation Committee in fulfilling its responsibilities in 2018. The services that Exequity LLP performed for Teledyne were related to executive and director compensation and were primarily in support of decision-making by the Personnel and Compensation Committee and, in the case of director compensation, the Nominating and Governance Committee. No other services were provided by Exequity LLP for the Company. In January 2018 and again in January 2019, the Personnel and Compensation Committee conducted a conflict of interest assessment of Exequity LLP, and no conflicts of interest were identified resulting from retaining Exequity LLP. In reaching these conclusions the Personnel and Compensation Committee considered factors set forth in applicable rules promulgated by the SEC.

The Personnel and Compensation Committee has a written charter that delineates its responsibilities, a full copy of which is posted on our website at www.teledyne.com under “Corporate Information — Governance”. Among other duties, the charter states that the Personnel and Compensation Committee shall review and approve the corporate goals and objectives relevant to the Chief Executive Officer (and beginning in 2019, the Executive Chairman) and other executive officer compensation, evaluate the Chief Executive Officer’s (and beginning in 2019, the Executive Chairman’s) and other executive officers’ performance in light of those goals and objectives, and determine and approve all compensation of the Chief Executive Officer (and beginning in 2019, the Executive Chairman) and other executive officers based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s (and beginning in 2019, the Executive Chairman’s) compensation, the Personnel and Compensation Committee considers corporate performance and shareholder return relative to the Russell 2000 Index (and beginning in 2018, the Russell 1000 Index), the value of similar incentive awards to Chief Executive Officers at comparable companies and the awards granted to the Chief Executive Officer (and beginning in 2019, the Executive Chairman) in past years. The charter also states that the Personnel and Compensation Committee will review and approve any employment agreements and severance arrangements, any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits, and any special or supplemental compensation and benefits for the Chief Executive Officer (and beginning in 2019, the Executive Chairman) and executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

Our Chief Executive Officer (and beginning in 2019, the Executive Chairman) works with the Personnel and Compensation Committee Chair, our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary and the Vice President of Human Resources in establishing the agenda for the Personnel and Compensation Committee and makes compensation recommendations for the named executives (other than himself).

Peer Group Comparisons

Our peer group that we use for comparative purposes is intended to be representative of companies of similar size to us in the industries in which we compete, specifically instrumentation, digital imaging, aerospace and defense electronics and systems engineering. Such peer group is not used for the purposes of the performance graph included in the “Executive Summary and 2018 Overview” section above and in our Annual

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Compensation Discussion and Analysis (continued)

Report. To provide benchmark data for those jobs not matched to positions in the peer group, data from other published survey sources was used as additional reference, including the Aon Hewitt Total Compensation Survey.

Our peer group is currently comprised of the following companies:

Actuant Corporation Ametek Inc. Bruker Corporation CACI International, Inc. Crane Co. Curtiss-Wright Corporation Esterline Technologies Corporation Flir Systems, Inc.	IDEX Corporation ITT Corporation MOOG, Inc. PerkinElmer, Inc. Teradyne Inc. Woodward, Inc. Xylem, Inc.

The Personnel and Compensation Committee reviews the peer group on an annual basis, with assistance from its independent compensation consultant. No changes to the peer group were made in 2017 or in 2018, other than the removal of Orbital ATK, Inc. from our peer group in 2018 due to its acquisition by a third party. On October 9, 2018, Esterline Technologies Corporation agreed to be acquired by a third party, and if that acquisition is completed Esterline is not expected to remain part of our peer group.

At the time our peer group was reviewed by the Personnel and Compensation Committee, our peer group contained companies having median annual revenues and market capitalizations of $2.4 billion and $5.6 billion, respectively. In 2018, Teledyne’s annual revenues were approximately $2.9 billion and its market capitalization as of end of 2018 was approximately $7.4 billion. In assessing executive compensation, the Personnel and Compensation Committee also reviews data collected from a broader industry group consisting of 122 companies to understand what an executive with comparable responsibility to a Teledyne executive would earn in the broader industry. The companies in the general industry group have annual revenues of between $1.0 billion and $5.0 billion and the general industry group excludes financial organizations.

Determining the Amount and Mix of Compensation

Our compensation program is designed to balance our need to provide our executives with incentives to achieve our short-term and long-term performance goals with the need to pay competitive base salaries. In October of each year the Personnel and Compensation Committee, with assistance from Exequity LLP, reviews and compares each named executive’s pay to various market data points for that named executive’s position. The Personnel and Compensation Committee is guided by market benchmark information in setting compensation levels and determining the mix of cash and non-cash compensation. It typically aims to set fixed pay at the 50th percentile. Performance-based and long-term compensation is typically set at an amount between the 50th percentile and the 75th percentile in recognition that we compete with much larger companies for executive-level talent and to further incentivize executives to achieve long-term performance goals. The Personnel and Compensation Committee will consider the amount of prior salary increases, stock option grants and performance-based restricted stock grants as a factor in determining compensation for the current period.

The table below shows the competitive position of compensation in 2018 for each of our named executives. It reflects base salary, targeted components of pay and total compensation in terms of percentage deviation from the peer group and general industry median for each of our named executives as presented to the Personnel and Compensation Committee in October 2018. For purposes of this review, the Personnel and Compensation Committee considers an executive’s total targeted annual compensation to be the sum of current year base salary, target bonus levels, the aggregate fair value of stock options granted during the fiscal year, the grant date fair value of performance-based restricted stock granted during the fiscal year and the target value of triennial PSP awards, annualized over three years. The analysis seeks to identify market levels of typical annual

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Compensation Discussion and Analysis (continued)

pay opportunity associated with normal pay programs. A consistent approach to quantifying pay opportunity is applied to peer companies and Teledyne to ensure accurate and meaningful comparisons.

Robert Mehrabian:

	Peer Group Median	General Industry Median
Base salary	+9%	+5%
Target bonus	+17%	+9%
Long-term compensation	+8%	+2%
Target total compensation	+6%	+2%

Susan L. Main:

	Peer Group Median	General Industry Median
Base salary	-12%	-9%
Target bonus	At median	At median
Long-term compensation	+17%	+28%
Target total compensation	-4%	+10%

Aldo Pichelli:

	Peer Group Median	General Industry Median
Base salary	+6%	+2%
Target bonus	+33%	+25%
Long-term compensation	+59%	+63%
Target total compensation	+39%	+35%

Melanie S. Cibik:

	Peer Group Median	General Industry Median
Base salary	-3%	-2%
Target bonus	-12%	At median
Long-term compensation	+44%	+68%
Target total compensation	+20%	+27%

Edwin Roks:

	Peer Group Median	General Industry Median
Base salary	-10%	-3%
Target bonus	+3%	+17%
Target long-term compensation	+44%	+128%
Target total compensation	+16%	+55%

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Compensation Discussion and Analysis (continued)

The following table shows the allocation of 2018 compensation between base salary, estimated target bonus and estimated long-term compensation for Dr. Mehrabian, our Chairman and Chief Executive Officer in 2018, and all other named executives as a group. It emphasizes our focus on variable, rather than fixed pay.

	Robert Mehrabian	Other Named Executives
Base salary	16%	22%
Estimated target bonus	20%	18%
Estimated long-term compensation	64%	60%

Base Salary

Base salary for all management positions generally will be targeted at the industry/market median for comparable positions unless there are sound reasons, such as competitive factors for a particular executive’s skill set, for varying significantly from industry medians. The Personnel and Compensation Committee’s judgment will always be the guiding factor in base salary determinations, as well as any other compensation issue. The principal factors considered in decisions to adjust base salary are changes in compensation in our general industry and at our peer companies, our recent and projected financial performance, individual performance measured against pre-established goals and objectives, criticality of the executive’s role, level of experience and market demand.

Base salaries are reviewed by the Personnel and Compensation Committee in October of each year and general merit increases, if any, take effect in the first pay cycle of the following year. Base salaries are also reviewed at the time of a promotion or other changes in responsibilities. For 2018, base salaries for named executives, other than Mr. Roks, increased by an average of 2% over 2017 base salaries. Mr. Roks’ base salary increased by 4.7% in recognition of his increased responsibilities as Group President — Teledyne Digital Imaging — Teledyne DALSA and Teledyne e2v

Short-Term Incentives

AIP awards are cash bonuses based on the achievement of pre-defined performance measures, with up to 200% of the target award paid in the case of significant over-achievement and no bonus paid if operating performance is below 75% of target. The majority of the awards are based on our achievement of financial performance goals, with a smaller portion tied to the achievement of pre-established individual goals.

The AIP award is expressed as a percentage of the participant’s base salary as of the end of the plan year. The following schedule shows the award guidelines for the 2018 awards for named executives as a percentage of 2018 base salary:

	AIP Award as a Percent of Salary
Participants	Target	Maximum	Actual
Robert Mehrabian	120%	240%	179%
Susan L. Main	75%	150%	112%
Aldo Pichelli	100%	200%	159%
Melanie S. Cibik	60%	120%	90%
Edwin Roks	70%	140%	138%

The target and maximum percentages were the same as in 2017.

The AIP award is tied to the achievement of predetermined levels of income before taxes, revenue, managed working capital as a percentage of sales (MWC) and the achievement of specific individual performance goals. We chose income before taxes, revenue and MWC as the components of the award because we believe these measures are key objective indicators of our year-over-year financial performance. The use of revenue and

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Compensation Discussion and Analysis (continued)

income before taxes is designed to encourage profitable growth, while the use of MWC is designed to promote operational efficiency. (A lower MWC percentage represents greater operational efficiency than a higher one.) For segment executives, earnings before interest and taxes is used in place of income before taxes. Mr. Roks is our only named executive who is a segment executive.

The AIP components are weighted as follows for corporate executives:

Award Component	Weighting

Income before taxes	40%
Revenue	25%
MWC	15%
Individual Performance Objectives	20%
Total	100%

AIP awards for corporate executives are based on overall corporate results. For segment executives, such as Mr. Roks, the award is based on a combination of corporate and segment results (which in the case of Mr. Roks’ award is based on combined results for the Teledyne DALSA and Teledyne e2v groups). Each of the performance measures allows for participants to earn between zero and 200% of the target at threshold and maximum performance levels, with the overall weighting emphasizing profitable growth that exceeds our business plan. Income before taxes serves as an absolute threshold for the entire AIP: if income before taxes is below 75% of target, no AIP award will be earned. Both the income before taxes and revenue components are further weighted so that performance above the target is rewarded proportionally better than performance below the target, as more fully described below:

Income before taxes

If actual performance equals or exceeds 120% of target, the component is weighted by multiplying the percentage by 2 (200%). If actual performance is less than 75% of target, the component is given a weighting of 0%. To the extent actual performance falls between 75% and 120% of target, the multiplying factor is adjusted proportionally (a reduction of three percent for each percentage point that actual performance falls below 100% and an increase of five percent for each percentage point that actual performance is above 100%).

Revenue

If actual performance equals or exceeds 120% of target, the component is weighted by multiplying the percentage by 2 (200%). If actual performance is less than 67% of target, the component is given a weighting of 0%. To the extent actual performance falls between 67% and 120% of target, the multiplying factor is adjusted proportionally (a reduction of three percent for each percentage point that actual performance falls below 100% and an increase of five percent for each percentage point that actual performance is above 100%).

MWC

If actual performance is equal to or greater than 105% of target the component is weighted by multiplying the percentage by 2 (200%). If actual performance is equal to or less than 95% of target, the component is given a weighting of 0%. To the extent actual performance falls between 95% and 105% of target, the multiplying factor is adjusted proportionally (a reduction of 20% for each percentage point that actual performance falls below 100% and an increase of 20% for each percentage point that actual performance is above 100%).

Individual Performance Objectives	Weighted proportionally on a scale of 0% to 200%.

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Compensation Discussion and Analysis (continued)

The sum of the components, after being weighted for performance, is then multiplied by the executive’s target AIP award as a percent of base annual salary to arrive at the executive’s performance adjusted AIP percentage. The Personnel and Compensation Committee may make downward (but not upward) discretionary adjustments to this amount for awards granted to individuals who were named executives as of the grant date of such award.

The tables below show income before taxes, revenue and MWC for 2018 as compared to target amounts.

Income before taxes (in millions):

	Target	Actual 2018 Results	2018 Results as a Percentage of Target
Teledyne (corporate)	$346.7	$406.1	117.1%
Teledyne DALSA + Teledyne e2v Groups	$122.2	$148.1	121.2%

Revenue (in millions):

	Target	Actual 2018 Results	2018 Results as a Percentage of Target
Teledyne (corporate)	$2,776.6	$2,930.0	105.5%
Teledyne DALSA + Teledyne e2v Groups	$707.5	$ 768.4	108.6%

MWC:

	Target	Actual 2018 Results	2018 Results as a Percentage of Target
Teledyne (corporate)	24.2%	24.3%	99.4%
Teledyne DALSA + Teledyne e2v Groups	25.6%	25.2%	101.5%

For purposes of determining actual income before taxes and revenue for the AIP, we adjust the amounts for inter- company sales and certain one-time events and tax items. Income before taxes excludes interest. Target amounts are derived from our business plan, which is presented to and approved by our Board in January of each year.

The following is an illustration of the AIP award calculation using the example of a hypothetical corporate executive with a salary of $300,000 and a target AIP award of 60%, using actual corporate performance results for 2018:

Performance Goal	Performance Goal as % of AIP Award	Actual Performance as a % of Target	Unweighted Performance Outcome (multiplier)	Adjusted Performance Goal as a % of AIP Award
Income before taxes	40%	117.1%	185.6%	74.2% [40%*1.856]
Revenue	25%	105.5%	127.6%	31.9% [25%*1.276]
MWC	15%	99.4%	88.0%	13.2% [15%*0.880]
Individual Objectives	20%	100.0%	100.0%	20.0% [20%*1.0]
Performance Weighing of AIP Award				139.4%

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Compensation Discussion and Analysis (continued)

Assuming no discretionary adjustment by the Personnel and Compensation Committee, the hypothetical executive’s performance adjusted AIP award would be 83.6% of salary (60% * 139.4%), or $251,000.

For 2018, aggregate individual performance objectives typically consist of between five and eight goals for each named executive that are weighted in terms of importance. Some of the goals are corporate-level goals shared by all named executives and some goals are specific to individual executives. The goals are qualitative and quantitative in nature. Corporate-level goals included continued implementation of our three-year strategic plan and the achievement of specific revenue and earnings per share targets set forth in our business plan. Individual-specific goals for 2018 included continuing the implementation of an enterprise wide operational effectiveness program to improve operating margins, achieving specified targets for cost reductions, warranty and rework costs and working capital, continued debt reduction, reviewing compliance functions to ensure adequate staffing, training, policies and processes are in place to comply with laws, ensuring effective internal control procedures, managing outside legal expenses, improving data security, successfully implementing and consolidating financial planning systems and succession planning. In 2018, achievement of no specific individual performance goal for named executives accounted for more than 10% of a named executive’s actual bonus.

The Personnel and Compensation Committee determined that Dr. Mehrabian achieved 150% of his individual performance objectives, based on his superior performance relating to the integration of Teledyne e2v, the operational excellence of the Company as a whole, his efforts to maintain the Company’s reduced cost structure and his continued implementation of succession planning, among other factors. Based on recommendations by the Chairman, President and Chief Executive Officer, the Committee determined that: Ms. Main achieved 150% of her individual performance objectives, due to her implementation of a new and effective financial system and her efforts to reduce and streamline reporting entities, among other factors; Mr. Pichelli achieved 200% of his individual performance objectives, due to his assumption of direct management of the Teledyne Defense Electronics group, his successful efforts to implement cost reductions in the Teledyne Marine group, his effective management of all operations and integration of Teledyne e2v and his assumption of duties as President of the Corporation in April 2018, among other factors; Miss Cibik achieved 150% of her individual performance objectives, due to her effective management of the compliance and legal functions of Teledyne, her successful effort to reorganize and implement improved processes in the human resources function and her management of outside legal costs, among other factors; and Mr. Roks achieved 178.5% of his individual performance objectives, due to his successful leadership of Teledyne Digital Imaging. In addition, Mr. Roks received a 15% discretionary upward adjustment to his AIP award for successfully integrating the acquisition of Teledyne e2v and developing and implementing a successful growth strategy for Teledyne Digital Imaging.

It is the policy of the Personnel and Compensation Committee not to make discretionary upward adjustments in determining AIP awards for named executives and no such adjustments were made in determining actual 2018 AIP awards. Note that Mr. Roks was not a named executive as of the grant date of this AIP award and therefore was eligible for an upward adjustment to his AIP award.

For 2018, aggregate awards for all employees (including the named executives) were paid from a pool equal to 5.1% of income before taxes before payment of AIP awards, which is less than the 11% limit initially established by the Personnel and Compensation Committee when it approved the 2018 AIP goals. The 11% limit is a cap for the aggregate bonus amounts. It is not a pre-determined amount from which bonuses are to be distributed; instead it serves as a control to ensure that the actual aggregate AIP award is not unreasonable.

Long-Term Incentives

Long-term incentives consist of three components: stock options, a three-year PSP and a performance-based restricted stock award program. We believe that the incentives provided by our stock options, PSP award and performance-based restricted stock award programs are consistent with our compensation goals of employee retention, rewarding executives for long-term performance and rewarding executives for long-term increases in

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Compensation Discussion and Analysis (continued)

our stock price, both in absolute terms and as compared to the broader market. We believe the three-year vesting or performance period of our long-term incentives is consistent with market practice and our overall compensation objectives.

Stock Options.    Stock options generally are awarded annually to a broad group of key employees who are nominated by management to receive awards and whose awards the Personnel and Compensation Committee approves. In practice, the amount of the award generally depends on the employee’s position. Stock options provide our employees with the opportunity to participate in shareholder value created as a result of stock price appreciation, which furthers our objective of aligning the interests of management with the interests of our stockholders.

All stock options granted are non-qualified stock options, vest at a rate of one-third per year, with full vesting at the end of three years and have a term of ten years. A description of the terms under our incentive plans related to the treatment of stock options upon termination of employment can be found under the heading “Potential Payments Upon Termination or a Change in Control” on page 63 of this Proxy Statement.

In 2018, the Personnel and Compensation Committee awarded stock options covering an aggregate of 376,065 shares of common stock to Teledyne employees, of which options to purchase 75,689 shares of common stock were awarded to named executives. For purposes of the Summary Compensation Table, stock options are valued at grant date fair value calculated in accordance with FASB ASC Topic 718 and the grant date fair value associated with an executive’s stock options as of the end of our 2018 fiscal year is reported in the Option Awards column.

Beginning in 2018, the Personnel and Compensation Committee modified its methodology for granting stock options. In lieu of issuing fixed option grants, the Personnel and Compensation Committee fixes a value target for each recipient, and then grants an option to purchase shares derived from the economic value of the option on the date of grant. The Personnel and Compensation Committee believes this new methodology allows the Company to more closely track option grants with desired market positioning and manage value and expenses.

The table below represents the number of shares subject to stock options granted to named executives in 2018 as well as the fair value target used to determine the number of awards for each named executive in 2018. For reference, 2017 option grants are also provided.

Participants	2018 Fair Value Target	2018 Options Awarded	2017 Options Awarded (for reference)
Robert Mehrabian	$2,422,000	31,537	50,000
Susan L. Main	$ 726,600	9,461	15,000
Aldo Pichelli	$1,211,000	15,769	25,000
Melanie S. Cibik	$ 726,600	9,461	15,000
Edwin Roks	$ 726,600	9,461	15,000

The Personnel and Compensation Committee determines the size of awards for named executive officers (other than the Chief Executive Officer and beginning in 2019 the Executive Chairman) taking into account recommendations from the Chief Executive Officer (and beginning in 2019, the Executive Chairman). For 2018, the size of the award for the Chief Executive Officer was determined at the sole discretion of the Personnel and Compensation Committee. For 2019, the Personnel and Compensation Committee will use the employment agreements for the Executive Chairman and the President and Chief Executive Officer (described below) as a guideline in determining the size of their respective stock option awards. In determining the fair value target for the options awarded to the named executives in 2018, the Personnel and Compensation Committee used historical grants as a guideline and considered the market data provided by its independent consultant.

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Compensation Discussion and Analysis (continued)

Performance Share Program.    PSP awards are intended to reward executives to the extent we achieve specific pre-established financial performance goals and provide a greater long-term return to shareholders relative to a broader market index. The PSP provides grants of performance share units, which key officers and executives may earn if we meet specified performance objectives over a three-year period. Forty percent of the award is based on the achievement of specified levels of income before taxes, 30% on the achievement of specified levels of revenue and 30% on the achievement of specified levels of return to shareholders relative to an index. For the 2018-2020 cycle, the Russell 1000 Index is the benchmark for the specified return to shareholders component; for the 2015-2017 cycle, the Russell 2000 Index was the benchmark for the specified return to shareholders component. No awards are earned if the three-year aggregate income before taxes is less than 75% of target, unless the Personnel and Compensation Committee determines otherwise. The percentages referred to above are then adjusted to reflect the extent to which actual performance is greater or less than the target. Performance above the target is rewarded proportionally better than performance below the target, as more fully described below:

Income before taxes

If actual performance equals or exceeds 120% of the target, the component is weighted by multiplying the percentage by 2 (200%). If actual performance is less than 75% of target, the component is given a weighting of 0%. To the extent actual performance falls between 75% and 120% of target, the multiplying factor is adjusted proportionally (a reduction of three percent for each percentage point that actual performance falls below 100% and an increase of five percent for each percentage point that actual performance is above 100%).

Revenue

If actual performance equals or exceeds 120% of the target, the component is weighted by multiplying the percentage by 2 (200%). If actual performance is less than 67% of target, the component is given a weighting of 0%. To the extent actual performance falls between 67% and 120% of target, the multiplying factor is adjusted proportionally (a reduction of three percent for each percentage point that actual performance falls below 100% and an increase of five percent for each percentage point that actual performance is above 100%).

Return to Shareholders

If actual performance equals or exceeds 120% of the target, the component is weighted by multiplying the percentage by 2 (200%). If actual performance is less than 67% of target, the component is given a weighting of 0%. To the extent actual performance falls between 67% and 120% of target, the multiplying factor is adjusted proportionally (a reduction of three percent for each percentage point that actual performance falls below 100% and an increase of five percent for each percentage point that actual performance is above 100%).

The sum of the components, after being weighted for performance, is then multiplied by the executive’s target PSP opportunity percentage to arrive at the executive’s performance adjusted PSP award, which is expressed as a percentage of base salary. The maximum award is 200% of the executive’s target PSP opportunity percentage. Income before taxes and revenue includes contributions from acquisitions during the performance cycle and may be adjusted to reflect the impact of significant changes in accounting principles, discontinued operations, unusual or extraordinary corporate transactions, events or developments, and unusual tax benefits.

Performance-vested units are then generally subject to an additional service-based vesting condition whereby such units become fully vested in three substantially equal annual installments after the end of the performance cycle, subject to the holder’s continued employment with the Company through the applicable vesting date. A description of the treatment of PSP awards upon termination of employment can be found under the heading “Potential Payments Upon Termination or a Change in Control” beginning on page 63 of this Proxy Statement. Awards are generally paid 50% in cash and 50% in stock, subject to availability of shares.

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Compensation Discussion and Analysis (continued)

In January 2018, the Personnel and Compensation Committee established a performance cycle for the three-year period ending on the last day of the 2020 fiscal year. The 2018-2020 performance cycle has the following target performance goals:

Performance Goal	Target
Income before taxes	Aggregate of $1,179.4 million for three years
Revenue	Aggregate revenue of $8,833.9 million for three years
Return to Shareholders	Return on Teledyne stock equal to the return of the Russell 1000 Index over three years

These aforementioned performance targets are used solely for compensation purposes and should not be understood to be management’s expectations or guidance relating to future financial performance.

As of the end of the 2018 fiscal year, there were 35 participants in the 2018-2020 PSP performance cycle. All the named executives participate in the 2018-2020 PSP.

The PSP award is expressed as a percentage of the participant’s base salary as of the date that the award is granted. The percentage may be increased on a prorated basis during the award cycle in the case of promotions. The following schedule shows the awards under the 2018-2020 PSP cycle for named executives expressed as a percentage of 2018 base salary (the year in which the PSP cycle was established):

	PSP Award as a Percent of 2018 Base Salary
Participants	Target	Maximum
Robert Mehrabian*	150%	300%
Susan L. Main	125%	250%
Aldo Pichelli**	125%	250%
Melanie S. Cibik	125%	250%
Edwin Roks	100%	200%

*

Per his employment agreement, effective January 1, 2020, Dr. Mehrabian will participate in the 2018-2020 PSP at a target opportunity equal to 300% of base salary. The applicable percentage for Dr. Mehrabian’s current 2018-2020 PSP award will be prorated, with this increased percentage effective as of January 1, 2020.

**

Per his employment agreement, effective January 1, 2019, Mr. Pichelli shall participate in the 2018-2020 PSP at a target opportunity equal to 300% of base salary. The applicable percentage for Mr. Pichelli’s current 2018-2020 PSP award will be prorated, with this increased percentage effective as of January 1, 2019.

Per SEC disclosure rules that require performance-based awards payable in stock to be recognized in the year in which the award is granted, the entire amount of the stock-based portion of the 2018-2020 PSP award is included in the Summary Compensation Table as 2018 compensation under the column headed “Stock Awards,” even though no shares would be issued under this award until after 2020. This is explained in more detail in footnotes 1 and 3 to the Summary Compensation Table on page 51. Pursuant to SEC guidance, the cash portion of the performance share award for the 2018-2020 performance cycle, if earned, will be included in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column in the year in which the performance criteria are met (i.e., 2020 — the last year of the performance cycle).

With respect to the PSP award for the 2015-2017 cycle, in January 2018, the Personnel and Compensation Committee determined that the applicable performance goals were achieved at 101.2% of target performance. The amount of cash that the named executives received under the 2015-2017 PSP performance cycle in 2018 can be found in footnote 3 to the Summary Compensation Table. The total number of shares each named

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Compensation Discussion and Analysis (continued)

executive received under the 2015-2017 performance share program in 2018 can be found in the Option Exercises and Stock Vested table. The maximum total number of shares each named executive is entitled to receive under the 2015-2017 performance share program in 2019 and 2020 can be found in the Outstanding Equity Awards at Fiscal Year End table under the column headed “Number of Shares or Units of Stock That Have Not Vested.”

Performance-Based Restricted Stock Award Program.    The performance-based restricted stock award program provides for awards of performance-based restricted stock, generally each calendar year, to key employees at an aggregate fair market value equal to a percentage of each recipient’s annual base salary as of the date of the grant, unless otherwise determined by the Personnel and Compensation Committee. The shares of restricted stock are subject to both time-based and performance-based restrictions. In general, the restricted period for each award of performance-based restricted stock extends from the date of the grant to the third anniversary of such date, with the restrictions lapsing in full on the third anniversary. However, unless the Personnel and Compensation Committee determines otherwise, if we fail to meet certain minimum performance goals for a multi-year performance cycle (typically three years) established by the Personnel and Compensation Committee then all of the restricted stock would be forfeited. If we achieve the minimum performance goals but fail to attain an aggregate level of 100% of the targeted performance goals, then a portion of the restricted stock would be forfeited.

The following schedule shows the percent of base salary used to determine the restricted stock awards granted in 2018 to named executives, which percentages were the same as in 2017. The percentages are determined by historical grant practices, a review of long-term compensation against benchmark peers and the general industry group and internal pay equity consideration.

Participants	Restricted Stock Award as a Percent of Base Salary
Robert Mehrabian	100%
Susan L. Main	45%
Aldo Pichelli	60%
Melanie S. Cibik	30%
Edwin Roks	30%

The targeted performance goal for 2018 is the price of our common stock as compared to the Russell 1000 Index. For a participant to retain any of the restricted shares, our three-year aggregate return to shareholders (as measured by our stock price) must be more than 35% of the performance of the Russell 1000 Index for the three-year period. If our stock performance is less than 35% of the Russell 1000 Index performance, all restricted shares would be forfeited. If it ranges from 35% to less than 100%, a portion of the restricted shares will be forfeited. If it is 100% or greater, no shares are forfeited and the participant does not receive additional shares.

We believe that benchmarking the performance-based restricted stock performance goals to a broader market index like the Russell 1000 Index aligns the interest of management and stockholders because executives are rewarded only to the extent that our stock price performs relative to the stock prices of companies with similar market capitalizations.

A participant cannot transfer the restricted stock during the restricted period. In addition, during the restricted period, restricted stock generally will be forfeited upon a participant’s termination of employment. A description of the treatment of performance-based restricted stock awards upon termination of employment in cases of death, disability or retirement can be found under the heading “Potential Payments Upon Termination or a Change in Control” beginning on page 63 of this Proxy Statement. Upon expiration of the restricted period, absent any forfeiture, we will deliver to the recipient certificates for the appropriate number of shares of common stock, as determined by the Personnel and Compensation Committee based on achievement of the specified performance objectives, free of the restrictive legend.

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Compensation Discussion and Analysis (continued)

We granted performance-based restricted stock to key employees on January 23, 2018, January 24, 2017, January 26, 2016 and February 17, 2015. Restrictions on 100% of the January 26, 2016 award lapsed on January 26, 2019, since the performance of our stock price was 175.8% of that of the Russell 2000 for the three-year period ended December 31, 2018, and on January 22, 2019 the Personnel and Compensation Committee confirmed release of all restrictions as of January 26, 2019. Restrictions on 100% of the February 17, 2015 award lapsed on February 17, 2018, since the performance of our stock price was 138% of that of the Russell 2000 for the three-year period ended December 31, 2017.

For purposes of the Summary Compensation Table, performance-based restricted stock awards are valued at fair value on the date of grant as calculated in accordance with FASB ASC Topic 718 and this value is reported in the Stock Awards column.

The potential payouts under January 23, 2018 restricted stock can be found in the table headed “Grants of Plan-Based Awards” on page 53 of this Proxy Statement. The maximum number of shares that the named executive could retain under the performance-based restricted stock awards granted on January 26, 2016, January 24, 2017 and January 22, 2018, can be found in the table headed “Outstanding Equity Awards at Fiscal Year End” beginning on page 55 of this Proxy Statement.

Stock Ownership Policies

Our Personnel and Compensation Committee believes stock-based compensation is an important element of compensation and, as discussed above, stock-based compensation figures prominently in our mix of compensation. In 2008, our Board adopted stock ownership guidelines that require key executives and non-employee directors to maintain ownership of a specified amount of Teledyne common stock. Key executives are required to own shares of Teledyne common stock equal in market value to the amount set forth below:

Position	Value of Shares Owned
Executive Chairman and President and Chief Executive Officer	5 x base salary
Executive Vice Presidents, Senior Vice Presidents or Higher	3 x base salary
Segment Presidents or Presidents of Consolidated Business Units (annual revenue > $100 million)	2 x base salary
Corporate Vice Presidents (Corporate and General Managers) and other Executives	1 x base salary

A key executive, who is defined as a recipient of a performance-based restricted stock or RSU award, is expected to attain the minimum level of target ownership within a period of five years from the date of hire or promotion and is expected to own continuously sufficient shares to meet the guideline once attained.

In determining the value of common stock, the Nominating and Governance Committee uses the average price of Teledyne common stock during the most recent calendar year. Performance-based restricted stock and RSUs and vested in-the-money options are included in the definition of common stock.

Our Nominating and Governance Committee reviews compliance with the stock ownership guidelines annually at its January meeting. As of the end of 2018, all our key executives (including the named executives) and non-employee directors owned sufficient shares to comply with the guidelines. The full text of our stock ownership guidelines is available on our website at www.teledyne.com under “Corporate Information — Governance”.

Change in Control Severance Agreements

Each of our named executives is a party to a change in control severance agreement with us. A description of the terms of the agreements can be found under the heading “Potential Payments upon Termination or a Change in Control” beginning on page 63 of this Proxy Statement. In entering into these agreements, the Personnel and Compensation Committee desired to assure that we would have the continued dedication of

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Compensation Discussion and Analysis (continued)

certain executives and the availability of their advice and counsel, notwithstanding the possibility of a change in control, and to induce such executives to remain in our employ. The Personnel and Compensation Committee believes that, should the possibility of a change in control arise, it is imperative that we be able to receive and rely upon our executives’ advice, if requested, as to the best interests of our Company and stockholders without the concern that he or she might be distracted by the personal uncertainties and risks created by the possibility of a change in control. The Personnel and Compensation Committee also considered arrangements offered to similarly situated executives of comparable companies.

We chose the specific amounts and triggers contained in the change in control severance agreements because we believe such terms provide reasonable assurances that our executive officers will remain employed with us through an acquisition or change of control event, should one occur, and assist in the assessment of a possible acquisition or change in control event and advise management and the Board as to whether such acquisition or change in control event would be in the best interests of our Company and stockholders. With input from its independent compensation consultant, the Personnel and Compensation Committee last reviewed the terms of the change in control severance agreements against market practices in July 2018.

Employment Agreements with Dr. Mehrabian and Mr. Pichelli.    On October 23, 2018, the Board of Directors of Teledyne named Dr. Mehrabian, the then-current Chairman and Chief Executive Officer of Teledyne, as Executive Chairman, and Mr. Pichelli, the then-current President and Chief Operating Officer of Teledyne, as President and Chief Executive Officer, in each case effective January 1, 2019. Dr. Mehrabian’s employment contract (the “Mehrabian Employment Agreement”) was amended and restated and, in connection with this amendment and restatement, his term was extended through December 31, 2023. The Company and Mr. Pichelli entered into an employment agreement (the “Pichelli Employment Agreement”) that provides for a three-year term which began on January 1, 2019 and ends on December 31, 2021.

With input from its independent compensation consultant, the Personnel and Compensation Committee set target total compensation for each of Dr. Mehrabian and Mr. Pichelli below the market median for total compensation for chief executive officers. The Personnel and Compensation Committee further set long term incentives to provide an equal value mix among the three components of Teledyne’s long-term compensation programs (PSP, Restricted Stock and Stock Options), with each component providing target compensation (on an annualized basis) equal to each executive’s annual base salary (beginning in 2019 for Mr. Pichelli and 2020 for Dr. Mehrabian).

Dr. Mehrabian’s previous employment agreement would have expired on December 31, 2019. The amended employment agreement with Dr. Mehrabian contemplates lower overall total compensation for Dr. Mehrabian beginning in 2020.

The terms of the two employment agreements are set forth below.

The Mehrabian Employment Agreement provides that through December 31, 2018, Teledyne will employ Dr. Mehrabian as Chairman and Chief Executive Officer and that effective January 1, 2019, Teledyne will employ Dr. Mehrabian as Executive Chairman. The Executive Chairman shall have primary responsibility to manage the affairs of the Board and to manage and direct mergers and acquisition activities and strategic planning and margin expansion initiatives of Teledyne. The term of the Mehrabian Employment Agreement continues through December 31, 2023.

The Mehrabian Employment Agreement provides that Dr. Mehrabian’s current annual base salary of $995,000 will continue through December 31, 2019, after which date his base salary will be reduced to $900,000. Such base salary may be increased annually at the discretion of the Personnel and Compensation Committee.

The Mehrabian Employment Agreement further provides for the following, among other things:

•	AIP: Dr. Mehrabian shall participate in the AIP with a target opportunity of 120% of base salary. This is the same as Dr. Mehrabian’s current AIP opportunity.

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Compensation Discussion and Analysis (continued)

•

PSP: Through December 31, 2019, Dr. Mehrabian shall participate in PSP at the current target opportunity of 150% of base salary. Effective January 1, 2020, Dr. Mehrabian shall participate in the PSP at a target opportunity equal to 300% of base salary. The applicable percentage for Dr. Mehrabian’s current 2018-2020 PSP award will be prorated, with this increased percentage effective as of January 1, 2020.

•

Restricted Stock: Dr. Mehrabian shall participate in Teledyne’s restricted stock award program with annual grants of restricted stock equal to at least 100% of Base Salary as of the date of the grant subject to meeting targets set forth in the restricted stock award. This is the same as Dr. Mehrabian’s current restricted stock award opportunity.

•

Stock Options: For 2019, Dr. Mehrabian’s stock option grant shall have a fair value equal to the amount he received in 2018, and future annual grants thereafter, as determined by the Committee, shall have a fair value as of the grant date equal to $900,000. With respect to options granted to Dr. Mehrabian on or after the date of the Mehrabian Employment Agreement, the Mehrabian Employment Agreement provides that in the event of Dr. Mehrabian’s separation of service for any reason other than death, outstanding stock options shall continue to vest and the right of Dr. Mehrabian to exercise vested stock options, when and as vested, shall continue, but in no event may any such vested options be exercised after the expiration of any applicable option period. With respect to options granted to Dr. Mehrabian on or after the date of the Mehrabian Employment Agreement, the Mehrabian Employment Agreement provides that in the event of the death of Dr. Mehrabian, all outstanding options shall vest in full and the right of Dr. Mehrabian’s beneficiary to exercise the stock options shall terminate upon the expiration of twelve months from the date of Dr. Mehrabian’s death, but in no event may such stock options be exercised after the expiration of any applicable option period.

•

Supplemental Pension Benefit: With respect to Dr. Mehrabian’s Non-Qualified Pension Benefit, which provides for payments supplemental to any accrued pension under Teledyne’s qualified pension plan equal to 50% of his base salary for ten years following Dr. Mehrabian’s retirement, the Mehrabian Employment Agreement provides that the base salary rates to be used for calculating the payments shall be the rates in effect for 2018 (which was $995,000).

•

Post-Retirement Medical Coverage: Commencing on Dr. Mehrabian’s separation from service (for any reason) and continuing for the longer to live of Dr. Mehrabian and his spouse, Dr. Mehrabian and his spouse shall be deemed participants in Teledyne’s medical benefit plan offered to all employees of Teledyne and be deemed to be eligible to receive the benefits under the medical plan. Dr. Mehrabian shall be charged for such deemed participation at a rate equal to the monthly rate the medical plan charges former participants and spouses eligible for continuation coverage under COBRA, plus the rate payable by the employer, as each such COBRA rate is adjusted from time to time.

The Pichelli Employment Agreement provides that Teledyne will employ Mr. Pichelli as President and Chief Executive Officer effective January 1, 2019, through December 31, 2021. The Pichelli Employment Agreement also provides that effective January 1, 2019, Mr. Pichelli’s annual base salary shall be $800,000. Such base salary may be increased annually at the discretion of the Personnel and Compensation Committee.

The Pichelli Employment Agreement further provides, among other things, that effective January 1, 2019:

•	AIP: Mr. Pichelli shall participate in the AIP at an opportunity of 110% of base salary if targets are reached at 100%, or such greater percentage if provided in the AIP for any year.

•

PSP: Mr. Pichelli shall participate in the PSP at an opportunity equal to 300% of base salary if targets are reached at 100%. The applicable percentage for Mr. Pichelli’s current 2018-2020 PSP award will be prorated, with this increased percentage effective as of January 1, 2019.

•

Restricted Stock: Mr. Pichelli shall participate in Teledyne’s restricted stock award program with annual grants of restricted stock equal to at least 100% of Base Salary as of the date of the grant subject to meeting targets set forth in the restricted stock award.

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Compensation Discussion and Analysis (continued)

•

Stock Options: Mr. Pichelli will be eligible to receive future annual grants of options having a fair value of at least $800,000 as of the grant date, or such other higher value as determined by the Committee. With respect to options granted to Mr. Pichelli on or after the date of the Pichelli Employment Agreement, the Pichelli Employment Agreement provides that in the event of Mr. Pichelli’s separation of service for any reason other than death, outstanding stock options shall continue to vest and the right of Mr. Pichelli to exercise vested stock options, when and as vested, shall continue, but in no event may any such vested options be exercised after the expiration of any applicable option period. With respect to options granted to Mr. Pichelli on or after the date of the Pichelli Employment Agreement, the Pichelli Employment Agreement provides that in the event of Mr. Pichelli’s death, all outstanding options shall vest in full and the right of Mr. Pichelli’s beneficiary to exercise the stock options shall terminate upon the expiration of twelve months from the date of Mr. Pichelli’s death, but in no event may such stock options be exercised after the expiration of any applicable option period.

•

Benefits: Mr. Pichelli will continue to be eligible to participate in other employee benefit plans and programs available to executive-level employees, including but not limited to an automobile allowance.

Perquisites and Other Benefits

All our named executives receive car allowances. We provide car allowances in cases where the named executive typically travels for business and for retention of senior executives. The amount of the car allowance is included in the column head “All Other Compensation” in the Summary Compensation Table.

Deferred Compensation

Our named executives are eligible to participate in our executive deferred compensation plan. The deferred compensation plan is a voluntary, non-tax qualified, unfunded deferred compensation plan available to all members of management and certain other highly-compensated employees for providing deferred compensation, and thus potential tax benefits, to these employees. A description of the terms of the deferred compensation plan can be found under the heading “Nonqualified Deferred Compensation” beginning on page 60 of this Proxy Statement. In addition, the Nonqualified Deferred Compensation Table on page 60 of this Proxy Statement sets forth information about the account balances, contributions and withdrawals of each named executive that participates in the deferred compensation plan.

Pension Plans

Our pension plan was initially established at the time of our spin-off as an independent company. Our domestic defined benefit pension plan covers substantially all U.S. employees hired before January 1, 2004. Effective January 1, 2004, to limit our future obligations under our pension plan, we eliminated the participation of new employees in the pension plan. Of our named executives, Dr. Mehrabian, Mr. Pichelli and Miss Cibik participate in our pension plan. The annual benefits payable under the pension plan to participating salaried employees retiring at or after age 65 is calculated under a formula which considers the participant’s compensation and years of service. The Internal Revenue Code limits the amounts payable to participants under a qualified pension plan. We have also adopted a pension equalization/benefit restoration plan, which is designed to restore benefits that would be payable under the pension plan provisions but for the limits imposed by the Internal Revenue Code, to the levels calculated pursuant to the formulas contained in the pension plan provisions or for any monies deferred under our deferred compensation plan. The pension equalization/benefit restoration plan was amended to freeze accruals under that plan effective February 28, 2015. The amounts which may be received by the named executives that participate in the pension plans can be found in the Pension Benefits Table beginning on page 58 of this Proxy Statement.

A description of the terms of our pension plans can be found under the heading “Pension Benefits” beginning on page 58 of this Proxy Statement. In addition, the Pension Benefits Table sets forth information about each named executive’s years of credited service and the actuarial present value of each named executive’s accumulated benefit under our pension plan.

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Compensation Discussion and Analysis (continued)

Clawback Policy

In February 2014, our Board approved a “clawback” policy that gives the Board the ability to seek reimbursement from executive officers of bonus, incentive and equity-based awards under the following circumstances:

•

the executive’s award was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement and a lower payment, award, or vesting would have occurred based upon the restated financial results; or

•	in the Board’s view, the executive officer engaged in fraud or criminal misconduct related to the company or its business.

This clawback policy applies to awards paid or vesting after January 1, 2014. The policy further provides that the Board will not seek to recover awards that are paid or that have vested more than three years prior to the date the applicable restatement is disclosed.

In addition, individual performance objectives for executive officers under our AIP program include compliance with laws and Company policies and procedures. As a result, an executive’s bonus may be adversely affected to the extent a financial restatement or similar event involved a violation of law or Company policy.

Policies Relating to the Timing and Pricing of Stock Option Awards and Stock Awards

Stock Options.    Stock options may be granted under our stockholder approved incentive award plans by the Personnel and Compensation Committee, which is the administrator of these plans. The Personnel and Compensation Committee has delegated authority to our Executive Chairman to grant a specified number of options to employees under the Amended and Restated 2014 Incentive Award Plan. This authority is used to make grants to new hires, upon promotion of certain employees, to retain certain employees, and in connection with acquisitions. Of these shares, 40,084 remained available for grant by our Executive Chairman under this delegated authority as of February 15, 2019.

Stock options are granted to employees by the Personnel and Compensation Committee in January of each year at its regularly scheduled committee meeting. We typically issue our press release containing financial results for the prior fiscal year shortly following this meeting date. Grants by our Executive Chairman under his delegated authority may be made at any time, but primarily have been made to new hires (including new hires resulting from acquisitions) or following the successful completion of special projects. In 2018, 6,521 options were granted to employees by our now Executive Chairman under his delegated authority.

Pursuant to the terms of the 2014 Incentive Award Plan and its successor, the Amended and Restated 2014 Incentive Award Plan, the exercise price for stock option grants must equal the fair market value of our common stock, which for purposes of these Plans is defined as the closing sales price of a share of our common stock on the NYSE on the date of grant. New grants made by our Personnel and Compensation Committee have exercise prices equal to the fair market value of our common stock on the effective date of the award, which is the date of the meeting at which the grant was approved by the Personnel and Compensation Committee. Grants made by the Chief Executive Officer have exercise prices equal to the fair market value of our common stock on the date of grant.

Stock Awards.    Performance-based restricted stock awards and the stock portion of PSP awards may be granted under our stockholder-approved incentive award plans by the Personnel and Compensation Committee, which is the administrator of these plans.

Performance-based restricted stock awards are generally granted each year by the Personnel and Compensation Committee at its regularly scheduled meeting in January. For 2018, the number of shares was determined by dividing an amount generally equal in value to a specified percentage of a participating executive’s base salary by the average of the high and low stock prices for 20 trading days preceding the date of grant.

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Compensation Discussion and Analysis (continued)

Performance cycles under the PSP are generally established once every three years, at one of the Personnel and Compensation Committee’s regularly scheduled meetings in the first quarter. Under our incentive award plans, the number of shares for the stock portion of the award is determined by dividing one half of the value of the award by an amount equal to the fair market value of a share of our common stock on the NYSE on the date that the performance cycle is established by the Personnel and Compensation Committee.

Non-employee directors are automatically granted an award of restricted stock units in an amount equal to $110,000 divided by the fair market value of our common stock on the NYSE on the date of the respective annual meeting.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (Section 162(m)) generally disallows a tax deduction for annual compensation paid to a chief executive officer and “covered employees” in excess of $1 million.

For tax years beginning after December 31, 2017, the deduction limit has an exception for “qualified performance-based compensation.” However, the 2017 Tax Cuts and Jobs Act (the “Tax Act”) includes changes to Section 162(m), including eliminating the exemption for “qualified performance-based compensation,” effective for tax years beginning after December 31, 2017.

The Tax Act provides for a grandfather provision, pursuant to which remuneration that is provided pursuant to a written binding contract in effect on November 2, 2017, and which has not been modified in any material respect on or after that date, will not be subject to the amendments made to Section 162(m) by the Tax Act. To the extent available, we intend to continue to treat “qualified performance-based compensation” that is grandfathered under the Tax Act as deductible compensation. However, our Personnel and Compensation Committee may determine in any year that it would be in our best interest for awards to be paid under stock incentive plans, or for other compensation to be paid, that would not satisfy the requirements for deductibility under Section 162(m).

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Personnel and Compensation Committee Report

The following report of the Personnel and Compensation Committee is included in accordance with the rules and regulations of the Securities and Exchange Commission. It is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended.

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Teledyne Technologies Incorporated’s Annual Report on Form 10-K for the year ended December 30, 2018.

Submitted by the Personnel and Compensation Committee of the Board of Directors:

Charles Crocker, Chair

Roxanne S. Austin

Kenneth C. Dahlberg

Robert A. Malone

Jane C. Sherburne

Wesley W. von Schack

February 19, 2019

Compensation Committee Interlocks and Insider Participation

No member of the Personnel and Compensation Committee of our Board of Directors is an officer or employee of the Company. During 2018, no member of the Committee had a current or prior relationship and no officer who was a statutory insider had a relationship to any other company, in each case that must be described under the SEC rules relating to disclosure of executive compensation.

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Summary Compensation Table

The following Summary Compensation Table sets forth information about compensation earned by: (1) our Chief Executive Officer, (2) our Chief Financial Officer, and (3) the three other most highly compensated executive officers who were required to file reports under Section 16 of the Securities Exchange Act of 1934 for fiscal 2018 (collectively, the “named executives”).

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation		Total
Robert Mehrabian(5) Former Chairman and Chief Executive Officer (currently Executive Chairman) (Principal Executive Officer)	2018	$995,000	$1,704,136	$2,264,041	$1,783,500	$622,754	$12,000	(6)	$7,381,431
	2017	$975,385	$906,763	$2,422,500	$2,623,445	$1,267,939	$12,000		$8,208,032
	2016	$955,385	$2,836,164	$1,497,500	$1,050,000	$1,035,642	$12,000		$7,386,691
Susan L. Main Senior Vice President and Chief Financial Officer (Principal Financial Officer)	2018	$456,164	$489,987	$679,205	$510,800	—	$29,180	(7)	$2,165,336
	2017	$447,171	$187,073	$726,750	$819,679	—	$27,290		$2,207,963
	2016	$435,935	$171,635	$359,400	$330,700	—	$26,422		$1,324,092
Aldo Pichelli(5) Former President and Chief Operating Officer (currently President and Chief Executive Officer)	2018	$576,581	$693,778	$1,132,057	$912,000	—	$37,521	(7)	$3,351,937
	2017	$561,215	$313,048	$1,211,250	$1,250,369	$91,924	$33,213		$3,461,019
	2016	$550,212	$288,877	$748,750	$445,200	$282,338	$28,934		$2,344,311
Edwin Roks(8) Vice President and Group President, Teledyne Digital Imaging	2018	$402,697	$322,413	$679,205	$533,800	—	$85,504	(9)	$2,023,619
Melanie S. Cibik Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary	2018	$416,441	$389,886	$679,205	$373,100	—	$14,196	(10)	$1,872,828
	2017	$408,158	$113,846	$726,750	$647,396	$224,698	$14,196		$2,135,044
	2016	$395,630	$103,827	$359,400	$244,800	$166,392	$14,196		$1,284,245

(1)

For 2018, represents (a) the aggregate fair value on the date of grant of the named executive’s 2018 restricted stock awards plus (b) the stock award component of the 2018-2020 Performance Share Program (PSP), in each case based on the probable outcome of the performance conditions of those awards on the date of grant, which is the target amount, as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions considered in the valuation, please see Note 8 (Stockholders’ Equity) to the financial statements in our Annual Report on Form 10-K under the heading “Performance Share Plan” and “Restricted Stock Award Program.” For 2018, the value of the restricted stock award was $915,350 for Dr. Mehrabian, $188,808 for Ms. Main, $315,768 for Mr. Pichelli, $110,467 for Mr. Roks, and $114,934 for Miss Cibik. The value of the stock component of the 2018-2020 PSP was $788,786 for Dr. Mehrabian, $301,179 for Ms. Main, $378,010 for Mr. Pichelli, $211,946 for Mr. Roks, and $274,952 for Miss Cibik. The maximum value of the restricted stock awards assuming the highest level of performance conditions is achieved, as calculated in accordance with FASB ASC Topic 718, is the same as the probable outcome on the date of grant. The maximum value of the stock component of the 2018-2020 PSP assuming the highest level of performance conditions is achieved, as calculated in accordance with FASB ASC Topic 718, is $1,311,161 for Dr. Mehrabian, $500,635 for Ms. Main, $628,347 for Mr. Pichelli, $352,308 for Mr. Roks, and

$457,040 for Miss Cibik. The 2018-2020 PSP will be paid 50% in cash and 50% in stock for all named executives.
(2)

Represents the aggregate fair value on the date of grant of the named executive’s option grant as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions considered in the valuation, please see Note 8 (Stockholders’ Equity) to the financial statements in our Annual Report on Form 10-K.

(3)

For 2018, consists of the Annual Incentive Plan awards for 2018 performance, payment of which was approved by the Personnel and Compensation Committee on, and paid on February 15, 2019. Pursuant to the proxy disclosure rules of the SEC, cash awards under our performance share program are deemed earned in the last year of the performance cycle, at the time when performance criteria are satisfied, even though they are paid to participants in three annual installments after the end of the performance cycle so long as the participants remain employed by Teledyne or retire. As a result, the amounts listed in this column for 2018 do not include the following cash amounts paid in 2018, representing the first installment payment under the 2015-2017 Performance Share Plan: Dr. Mehrabian, $241,615; Ms. Main, $91,860; Mr. Pichelli, $113,323; Mr. Roks: $43,111; and Miss Cibik, $83,366. Participants in the performance share program may further elect to pay taxes due with respect to an installment payment with awarded shares, awarded cash or a combination thereof. Each of the named executives other than Mr. Roks chose to pay some or

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Summary Compensation Table (continued)

all their taxes by reducing the number of shares to which he or she was entitled. Dr. Mehrabian, Ms. Main, Mr. Pichelli, and Miss Cibik were reduced by 1,967, 770, 939 and 702 shares, respectively, and the cash portion of their awards increased by $360,807, $141,241, $172,241, and $128,768, respectively, to pay applicable taxes.

(4)

For 2018, represents the aggregate change in the actuarial present value of the named executive’s accumulated benefit under the Teledyne Technologies Incorporated Pension Plan, the Teledyne Technologies Pension Equalization/Benefit Restoration Plan and, in the case of Dr. Mehrabian, the supplemental pension arrangement contained in his employment agreement, for 2018. In computing these amounts, we used the same assumptions as were used to compute the annual accruals for possible future payments under our pension plans for our 2018 financial statements. For Mr. Pichelli and Miss Cibik, the aggregate change in pension value was a decrease of $310,603 and $37,901, respectively.

(5)

On April 24, 2018, Mr. Pichelli became President, with Dr. Mehrabian continuing as Chairman and Chief Executive Officer. On January 1, 2019, Mr. Pichelli became President and Chief Executive Officer, with Dr. Mehrabian continuing as Executive Chairman.

(6)	Represents car allowance.
(7)

Represents car allowance, Company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan and employer matching contributions under the Employee Stock Purchase Plan.

(8)	Mr. Roks was not a named executive in 2017 and 2016.
(9)

Represents car allowance ($13,014) and Company contributions to a defined contribution pension scheme ($72,490). Mr. Roks, who is employed by Teledyne DALSA B.V. in The Netherlands, participates in his employer’s pension program on the same basis as other employees of Teledyne DALSA B.V. in The Netherlands. The pension scheme is a multi-employer defined contribution plan covering employees of the country’s metal industry.

(10)	Represents car allowance, Company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, and employer matching contributions under the Employee Stock Purchase Plan.

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Grants of Plan-Based Awards

The table below sets forth information on grants of plan-based awards to the named executives in fiscal year 2018. All equity grants were made under our Amended and Restated 2014 Incentive Award Plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options #(1)	Grant Date Fair Value of Stock and Option Awards(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert Mehrabian	1/23/2018								31,537	$2,264,041
	1/23/2018(3)	$119,400	$1,194,000	$2,388,000
	1/23/2018(4)				1,865	5,328	5,328			$ 915,350
	1/23/2018(5)	$186,563	$ 746,250	$1,492,500	976	3,901	7,802			$ 788,786
Susan L. Main	1/23/2018								9,461	$ 679,205
	1/23/2018(3)	$ 34,193	$ 341,925	$ 683,850
	1/23/2018(4)				385	1,099	1,099			$ 188,808
	1/23/2018(5)	$ 71,234	$ 284,938	$ 569,875	373	1,490	2,979			$ 301,179
Aldo Pichelli	1/23/2018								15,769	$1,132,057
	1/23/2018(3)	$ 57,220	$ 572,200	$1,144,400
	1/23/2018(4)				643	1,838	1,838			$ 315,768
	1/23/2018(5)	$ 89,406	$ 357,625	$ 715,250	468	1,870	3,739			$ 378,010
Edwin Roks	1/23/2018								9,461	$ 679,205
	1/23/2018(3)	$ 27,161	$ 271,610	$ 543,220
	1/23/2018(4)				225	643	634			$ 110,467
	1/23/2018(5)	$ 50,129	$ 200,517	$ 401,034	263	1,049	2,097			$ 211,946
Melanie S. Cibik	1/23/2018								9,461	$ 679,205
	1/23/2018(3)	$ 24,972	$ 249,720	$ 499,440
	1/23/2018(4)				234	669	669			$ 114,934
	1/23/2018(5)	$ 65,031	$ 260,125	$ 520,250	340	1,360	2,720			$ 274,952

(1)	All stock options were granted with exercise prices at $192.00, the closing share price on the date of grant.
(2)

Calculated in accordance with FASB ASC Topic 718. For performance-based restricted stock and PSP awards, represents the value at the date of grant based on the probable outcome of the applicable performance conditions. For a discussion of the assumptions considered in determining the grant date fair value, please see Note 8 (Stockholders’ Equity) to the financial statements in our Annual Report on Form 10-K.

(3)

Represents threshold, target and maximum amounts under the Annual Incentive Plan Awards for 2018, established on January 23, 2018. For the actual amounts paid under the 2018 Annual Incentive Plan (which were paid in February 2019), see the amounts listed under the column titled “Non-Equity Incentive

Plan Award Compensation” and the related footnote in the Summary Compensation Table on page 51.
(4)	Represents the estimated future payouts under the performance-based restricted stock award granted on January 23, 2018.
(5)

Represents the estimated future payouts under the performance share program for the 2018-2020 performance cycle, which performance cycle began on January 1, 2018. The amount of the award is based on the base salary at the beginning of the award period. One-half of the award is payable in common stock, with the number of shares based on the average of the high and low sale prices of a share of common stock on the New York Stock Exchange on the date the award was approved (January 23, 2018), which was $191.32.

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Grants of Plan-Based Awards (continued)

One-half of the award is payable in cash. The estimated cash payouts under the award are disclosed under the column headed “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” and the estimated stock payouts under the award are disclosed under the column headed “Estimated Future Payouts Under Equity Incentive Plan Awards.” The grant date fair value of the stock portion of the award is disclosed under the column headed “Grant Date Fair Value of Stock and Option Awards”.

The material terms of our Annual Incentive Plan, stock option awards, performance-based restricted stock award program and performance share program are described in Compensation Discussion and Analysis.

54    TELEDYNE TECHNOLOGIES INCORPORATED  |  2019 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by the named executives as of December 30, 2018, the last day of our 2018 fiscal year.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Robert Mehrabian	15,000	—	—	$75.13	4/24/23	5,348	(3)	$1,084,414	11,468	(5)	$2,325,366
	50,000	—	—	$94.24	4/23/24	4,806	(4)	$974,513	7,925	(6)	$1,606,952
	33,334	16,667	—	$78.40	1/26/26				5,328	(7)	$1,080,359
	16,667	33,334	—	$123.38	1/24/27				7,802	(8)	$1,582,012
	—	31,537	—	$192.00	1/23/28
Susan L. Main	12,000	—	—	$75.13	4/24/23	1,828	(4)	$370,664	2,354	(5)	$477,321
	12,000	—	—	$94.24	4/23/24				1,635	(6)	$331,529
	8,000	4,000	—	$78.40	1/26/26				1,099	(7)	$222,844
	5,000	10,000	—	$123.38	1/24/27				2,979	(8)	$604,052
	—	9,461	—	$192.00	1/23/28
Aldo Pichelli	15,000	—	—	$64.73	4/25/22	2,254	(4)	$457,044	3,962	(5)	$803,375
	20,000	—	—	$75.13	4/24/23				2,736	(6)	$554,779
	20,000	—	—	$94.24	4/23/24				1,838	(7)	$372,691
	16,668	8,332	—	$78.40	1/26/26				3,739	(8)	$758,157
	8,334	16,666	—	$123.38	1/24/27
	—	15,769	—	$192.00	1/23/28
Edwin Roks	—	2,666	—	$78.40	1/26/26	858	(4)	$173,977	1,098	(5)	$222,641
	5,000	10,000	—	$123.38	1/24/27				759	(6)	$153,902
	—	9,461	—	$192.00	1/23/28				643	(7)	$130,381
									2,097	(8)	$425,209
Melanie S. Cibik	2,000	—	—	$75.13	4/24/23	1,658	(4)	$336,193	1,424	(5)	$288,744
	12,000	—	—	$94.24	4/23/24				995	(6)	$201,756
	8,000	4,000	—	$78.40	1/26/26				669	(7)	$135,653
	5,000	10,000	—	$123.38	1/24/27				2,720	(8)	$551,534
	—	9,461	—	$192.00	1/23/28

(1)

Stock option awards vest incrementally at a rate of one-third per year, with full vesting at the third anniversary of the date of grant. Option awards where all or a portion of the award remain unvested at fiscal year-end were granted on January 26, 2016, January 24, 2017 and January 23, 2018.

(2)	Based on a closing share price of $202.77 on December 28, 2018, the last trading day before our fiscal year end.
(3)	Represents the maximum number of shares that Dr. Mehrabian could retain under the restricted stock unit award granted on December 20, 2016. The RSUs vest in one-third annual increments provided Dr. Mehrabian continues to remain employed by Teledyne, with full vesting at the end of three years (with exceptions for disability and death).
(4)

Represents remaining installment payments of stock awards under the Performance Share Program for the 2015-2017 performance cycle that will be paid in one-third increments in 2019 and 2020 to executives who at the time of the payout are employed by us or who have retired. The second installment was paid in February 2019.

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Outstanding Equity Awards at Fiscal Year-End (continued)

(5)

Represents the maximum number of shares that the named executive could retain under the restricted stock award granted January 26, 2016, if our three-year aggregate return to stockholders (as measured by its stock price) equals 100% or more of the Russell 2000 Index for the three-year performance period. 100% of this award vested on January 26, 2019.

(6)

Represents the maximum number of shares that the named executive could retain under the restricted stock award granted on January 24, 2017, if our three-year aggregate return to stockholders (as measured by its stock price) equals 100% or more of the Russell 2000 Index for the three-year performance period.

(7)

Represents the maximum number of shares that the named executive could retain under the restricted stock award granted on January 23, 2018, if our three-year aggregate return to stockholders (as measured by its stock price) equals 100% or more of the Russell 1000 Index for the three-year performance period.

(8)

Represents the potential payment of common stock under the 2018-2020 performance cycle of the Performance Share Program if the maximum performance level is achieved during the award period. Awards are paid to executives in three annual installments after the end of the performance cycle so long as they remain employed by Teledyne (with exceptions for retirement, disability and death).

56    TELEDYNE TECHNOLOGIES INCORPORATED  |  2019 Proxy Statement

Option Exercises and Stock Vested

The following table sets forth information about stock options exercised by the named executives in fiscal year 2018 and stock awards that vested or were paid in fiscal year 2018 to the named executives.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Robert Mehrabian	105,000	$15,298,455	9,761	(2)	$1,888,754	(4)
			436	(3)	$79,082	(5)
			5,348	(6)	$1,049,010	(7)
Susan L. Main	7,000	$1,124,764	2,004	(2)	$387,774	(4)
			144	(3)	$26,119	(5)
Aldo Pichelli	15,000	$2,765,768	3,006	(2)	$581,661	(4)
			188	(3)	$34,099	(5)
Edwin Roks	19,984	$2,501,376	817	(2)	$158,090	(4)
			429	(3)	$77,812	(5)
Melanie S. Cibik	6,000	$731,758	1,212	(2)	$234,522	(4)
			127	(3)	$23,035	(5)

(1)

The value realized upon exercise of options reflects the price at which shares acquired upon exercise of the options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

(2)	Represents restricted stock granted on February 17, 2015 that vested on February 17, 2018, with restrictions on 100% of the original award lapsing.
(3)

Represents the first installment of the 2015-2017 performance cycle under the PSP paid on February 5, 2018, the date the shares were issued. Participants in the Performance Share Program may elect to pay taxes due with respect to an installment payment with awarded shares, awarded cash or a combination thereof. All but Mr. Roks chose to pay some or all of their taxes by reducing the number of shares to which he or she was entitled. Dr. Mehrabian, Ms. Main, Mr. Pichelli, and Miss Cibik were entitled to 2,403 shares, 914 shares, 1,127 shares, and 829 shares, respectively. As a result of their elections, shares issuable to Dr. Mehrabian, Ms. Main, Mr. Pichelli, and Miss Cibik were reduced by 1,967, 770, 939, and 702 shares, respectively, and the cash portion of their awards increased by $360,807, $141,241, $172,241, and $128,768, respectively, to pay applicable taxes.

(4)	Based on a closing share price of $193.50 on February 16, 2018, the last trading day before the vesting date.
(5)	Based on a closing share price of $181.38 on February 5, 2018.
(6)	Represents restricted stock unit granted on December 20, 2016, one third of which vested on December 20, 2018. Of this amount, 2,651 shares were withheld to satisfy withholding taxes.
(7)	Based on a closing share price of $196.15 on December 20, 2018.

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Pension Benefits

The following table describes pension benefits provided to the named executives as of the end of our 2018 fiscal year. For a discussion of the assumptions made in the valuation, please see Note 12 (Pension Plans and Postretirement Benefits) to the financial statements in our Annual Report on Form 10-K. Ms. Main and Mr. Roks do not participate in any defined benefit pension plan sponsored by us and are not included as named executives for purposes of this Pension Benefits discussion. Mr. Roks, who is employed by Teledyne DALSA B.V. in The Netherlands, participates in a multi-employer defined contribution plan covering employees of the country’s metal industry on the same basis as other employees of Teledyne DALSA B.V. in The Netherlands. Employer contributions to this plan are included in the “All Other Compensation” column of the Summary Compensation Table.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Robert Mehrabian	Teledyne Pension Plan	19.17	$ 897,804	—
	Pension Equalization/	15.33	$8,331,653	—
	Benefit Restoration Plan
	Supplemental Pension	10.00	$3,934,055	—
	(Employment Agreement)
Aldo Pichelli	Teledyne Pension Plan	30.00	$1,264,624	—
	Benefit Restoration/
	Pension Equalization Plan	30.00	$2,522,076	—
Melanie S. Cibik	Teledyne Pension Plan	20.75	$ 775,458	—
	Benefit Restoration/
	Pension Equalization Plan	16.92	$ 785,331	—

Teledyne Technologies Incorporated Pension Plan

In connection with the spin-off of Teledyne as an independent company, we adopted the Teledyne Technologies Incorporated Pension Plan which covers substantially all U.S. employees hired prior to January 1, 2004. Effective January 1, 2004, new employees do not participate in the Pension Plan. As of the last day of our 2018 fiscal year, approximately 12% of our active employees participate in the Pension Plan. The annual benefits payable under the Pension Plan to participating salaried employees retiring at or after age 65 is calculated under a formula which considers the participant’s compensation and years of service. The Internal Revenue Code limits the amounts payable to participants under a qualified pension plan.

The normal retirement age under the Pension Plan is generally age 65. Participants that have satisfied the Pension Plan’s eligibility requirements and terminate employment on or after their normal retirement date will be eligible to receive a lifetime monthly income following termination of employment. Generally, the basic retirement benefit is equal to one percent of a participant’s average monthly compensation up to monthly Social Security covered compensation, plus 1.65% of average monthly salary in excess of monthly Social Security covered compensation. This amount is then multiplied by the years of credited service completed by the participant, up to 30 years. In general, a participant that has achieved the age of 55 and has completed five years of service or has a vested accrued benefit is eligible for early retirement benefits under the Pension Plan. Early retirement benefits are reduced by an amount equal to 3 percent for each year that a participant’s early retirement date precedes his or her normal retirement date. Participants in the Pension Plan have the choice of different annuity types. Participants are prohibited from changing the annuity type elected once monthly benefit payments begin. In 2011, we approved a plan amendment to change the rate at which pension benefits will

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Pension Benefits (continued)

accrue on or after March 1, 2012, to reduce our pension benefit obligations. The pension benefit formula was changed from a “final average pay” calculation to a “career average pay” approach.

Dr. Mehrabian, Mr. Pichelli and Miss Cibik are currently eligible for either normal retirement or early retirement. A year of credited service is any year in which the participant has performed 1,000 or more service hours. None of the named executives have been granted extra years of credited service and it is our policy not to grant participants, including named executives, with extra years of credited service.

Pension Equalization/Benefit Restoration Plan

We have also adopted a Pension Equalization/Benefit Restoration Plan, which is designed to restore benefits which would be payable under the pension plan provisions but for the limits imposed by the Internal Revenue Code, to the levels calculated pursuant to the formulas contained in the pension plan provisions or for any monies deferred under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan. The Pension Equalization/Benefit Restoration Plan provides that Teledyne will pay to the participant, without requirement for participant contribution upon his retirement, a retirement benefit equal to the difference between the maximum life annuity to which the participant would be entitled under the qualified Pension Plan upon his or her retirement, ignoring any limitations imposed by the Internal Revenue Code and including any compensation deferred under the Executive Deferred Compensation Plan, and the life annuity which is actually paid to the participant under the qualified Pension Plan after giving effect to the limitations imposed by the Internal Revenue Code and excluding any compensation deferred under the Executive Deferred Compensation Plan. On December 31, 2014, the Pension Equalization/Benefit Restoration Plan was amended to freeze accruals under the plan effective February 28, 2015.

Employment Agreement with Dr. Mehrabian

The employment agreement with Dr. Mehrabian provides him with a non-qualified supplemental pension arrangement under which we will pay monthly cash payments to Dr. Mehrabian starting six months following his retirement and for a period of ten years, as supplemental payments to any accrued pension under our qualified Pension Plan and our Pension Equalization Plan, an amount equal to 50 percent of his base salary as in effect for 2018 (which was $995,000). Effective July 31, 2007, the number of years of credited service under this supplemental pension equalization plan reached the maximum number of ten years; as a result, no additional years of service will be credited under this plan.

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Nonqualified Deferred Compensation

The following table sets forth information about the participation of named executives in the Executive Deferred Compensation Plan in 2018. Dr. Mehrabian, Miss Cibik and Mr. Roks do not participate in the Executive Deferred Compensation Plan.

Name	Executive Contributions in 2018 ($)		Registrant Contributions in 2018 ($)	Aggregate Earnings (Losses) in 2018 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/18 ($)(2)
Susan L. Main	$81,615	(1)	—	($63,647)	—	$1,189,048
Aldo Pichelli	—		—	($95,896)	—	$1,606,481

(1)	The entire amount of this contribution is reported as compensation in the Summary Compensation Table above.
(2)

The amounts in this column were reported as compensation to the named executive in the Summary Compensation Table for 2018 or in prior years, except for the amounts that represent earnings or losses under Executive Deferred Compensation Plan.

The Teledyne Executive Deferred Compensation plan is a voluntary, non-tax qualified, unfunded deferred compensation plan available to all employees earning $100,000 or more per year for providing deferred compensation, and thus potential tax benefits, to these employees.

A participant in the Deferred Compensation Plan may elect to defer up to 100% of his or her salary and up to 100% of his or her AIP bonus for a calendar year. As participants defer funds into the Deferred Compensation Plan, premiums in the amount of the deferrals are deposited in life insurance contracts. Participants make deemed investment choices in funds underlying life insurance contracts. Upon retirement or termination, a participant receives his or her account balance. A participant can also receive his or her benefits prior to retirement or termination by pre-selecting a distribution date that is no less than three calendar years after the end of the year for which the election is made. A participant may elect to receive an amount equal to 90% of his or her account balance prior to his or her payment eligibility date. A participant may change daily his or her investment designations. Deferral elections with respect to annual salaries are irrevocable, except that a participant may elect to increase, decrease or terminate his or her salary deferral earned during a calendar year by filing a new election on or before December 31 of the preceding calendar year. Deferral elections with respect to AIP bonuses are irrevocable and must be made each calendar year.

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Director Compensation

Directors who are also our employees do not receive any compensation for their services on our Board or its committees. In 2018, directors who are not also our employees (non-employee directors) are paid an annual retainer of $110,000 made in cash in two equal installments in January and July. In addition, following each Annual Meeting of Stockholders, non-employee directors each receive restricted stock units valued at $110,000 (or valued at $55,000 for an individual who becomes a director for the first time after the date of the Annual Meeting). The restricted stock units generally vest one year following the date of grant and are settled in shares of common stock on the date of vesting unless a director has elected to defer settlement of the award until his or her separation from Board service. The restricted stock units also vest upon a change in control or the director’s separation from Board service for any reason, other than for removal.

In 2018, the chair of the Audit Committee was paid an annual fee of $20,000, each chair of the Personnel and Compensation Committee and Nominating and Governance Committee was paid an annual fee of $12,500 and our lead director was paid an annual fee of $25,000. Our Nominating and Governance Committee reviews director compensation on an annual basis, which includes reviewing data on director compensation at peer companies provided by the Committee’s independent compensation consultant.

Under the terms of our stockholder-approved Amended and Restated 2014 Incentive Award Plan, our non-employee directors aggregate annual cash and equity compensation is limited to a maximum of $750,000.

Under our stock ownership guidelines, each non-employee director is expected to own shares of Teledyne common stock equal in market value to at least four times the amount of the annual retainer. Directors are expected to attain the minimum level of target ownership by the end of calendar year 2021; until the end of calendar year 2021, each non-employee director is expected to own shares of Teledyne common stock equal in market value to at least three times the amount of the annual retainer. A new director is expected to attain the minimum level of target ownership within a period of five years from the date he or she first becomes a director of the Company. Once achieved, the minimum level of stock ownership must be maintained for so long as the non-employee director retains his or her seat on the Board.

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Roxanne S. Austin	$110,000	$110,000	—	—	—	—	$220,000
Charles Crocker	$147,500	$110,000	—	—	—	—	$257,500
Kenneth C. Dahlberg	$110,000	$110,000	—	—	—	—	$220,000
Simon M. Lorne	$130,000	$110,000	—	—	—	—	$240,000
Robert A. Malone	$110,000	$110,000	—	—	—	—	$220,000
Paul D. Miller	$110,000	$110,000	—	—	—	—	$220,000
Jane C. Sherburne	$110,000	$110,000	—	—	—	—	$220,000
Michael T. Smith	$122,500	$110,000	—	—	—	—	$232,500
Wesley W. von Schack	$110,000	$110,000	—	—	—	—	$220,000

(1)	Each director received 568 restricted stock unit awards valued in the aggregate at $110,000 on April 25, 2018.

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Director Compensation (continued)

The following table sets forth the aggregate number of stock options (all are vested), restricted stock units (RSUs) and phantom stock held by our directors as of December 30, 2018.

Name	Option Awards	RSU Awards	Phantom Stock Awards
Roxanne S. Austin	16,000	2,389	—
Charles Crocker	20,000	568	451
Kenneth C. Dahlberg	30,395	568	—
Simon M. Lorne	47,102	568	1,049
Robert A. Malone	—	568	—
Paul D. Miller	24,526	568	3,606
Jane C. Sherburne	2,000	568	—
Michael T. Smith	23,161	568	781
Wesley W. von Schack	16,000	1,387	—

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Potential Payments Upon Termination or a

Change in Control

Change in Control Severance Agreements

Each of the named executives as well as five other executives, is a party to a Change in Control Severance Agreement with the Company. The Agreements have a three-year, automatically renewing term. The executive is entitled to severance benefits if (1) there is a change in control of the Company and (2) within three months before or 24 months after the change in control, either we terminate the executive’s employment for reasons other than cause or the executive terminates his or her employment for good reason. “Severance benefits” for the named executives currently consist of:

•

A cash payment equal to three times (in the case of Dr. Mehrabian) or two times (in the case of the other named executives) the sum of (i) the executive’s highest annual base salary within the year preceding the change in control and (ii) the Annual Incentive Plan bonus target for the year in which the change in control occurs or the average actual bonus payout for the three years immediately preceding the change in control, whichever is higher.

•

A cash payment for the current Annual Incentive Plan bonus cycle based on the fraction of the year worked times the Annual Incentive Plan target objectives at 100% (with payment of the prior year bonus if not yet paid).

•	Payment in cash for unpaid PSP awards, assuming applicable goals are met at 120% of performance (100% of performance targets in Mr. Roks’ agreement).
•

Continued equivalent health and welfare (e.g., medical, dental, vision, life insurance and disability) benefits at our expense for a period of up to 36 months in some agreements (including Dr. Mehrabian and Miss Cibik) or 24 months in some agreements (including Mr. Pichelli, Ms. Main and Mr. Roks) after termination (with the executive bearing any portion of the cost the executive bore prior to the change in control); provided, however, such benefits would be discontinued to the extent the executive receives similar benefits from a subsequent employer.

•	Removal of restrictions on performance-based restricted stock issued under our restricted stock award programs.
•

Full vesting under the Company’s pension plans (within legal parameters) such that the executive shall be entitled to receive the full accrued benefit under all such plans in effect as of the date of the change in control, without any actuarial reduction for early payment.

•

Reimbursement for actual professional outplacement services of up to $25,000 in some agreements (including Dr. Mehrabian and Miss Cibik) and $15,000 in some agreements (including Mr. Pichelli, Ms. Main and Mr. Roks).

•	Immediate vesting of all stock options, with options being exercisable for the full remainder of the term.
•

In the event amounts under the agreements constitute an “excess parachute” payment as defined in Section 280G of the Internal Revenue Code, the executive will receive the better of, on an after-tax basis, (a) the unreduced excess parachute payment with no tax gross up payment, or (b) a parachute payment reduced to a level below which an excise tax is imposed.

For the purposes of the Change in Control Severance Agreement, a “change in control” will generally be deemed to occur if (1) the Company acquires actual knowledge that any person or group of persons acting together has acquired the beneficial ownership of securities of the Company entitling such person to 20% or more of the voting power of the Company, (2) a tender offer to acquire 20% or more of the voting power of the Company is completed, (3) a successful third party proxy solicitation is made relating to the election or removal of 50% or more of the members of the Board or any class of the Board, or (4) a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company occurs as a result of which the stockholders of the Company immediately prior to such transaction do not hold, immediately following such transaction, a majority of the voting power of the surviving, acquiring or resulting corporation.

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Potential Payments Upon Termination or a Change in Control (continued)

The paragraphs below explain the impact on our executive compensation programs for named executives of various change in control and termination scenarios other than a termination that would trigger the benefits under the Change in Control Severance Agreements.

Annual Incentive Plan

The following is a summary of the terms of awards under our Annual Incentive Plan related to the treatment of awards upon termination of employment:

If a participant’s employment is terminated before the end of a plan year for reason of death, disability, or normal or early retirement, the award will be calculated at the end of the plan year, based on their actual salary earned during the plan year, provided they were with the Company for at least six months during the plan year.

If a participant’s employment is terminated during the plan year for any other reason, no award will be paid for the plan year.

Stock Options

The following table summarizes the terms of awards under our incentive plans related to the treatment of stock options upon termination of employment or upon a change in control:

Change in Control or Termination Event	Treatment of Unvested Awards	Time to Exercise Vested Awards
Change in Control	Awards Fully Vest*	Remainder of Term*
Death	Awards Fully Vest	12 Months
Disability	Continued Vesting	Remainder of Term
Retirement	Forfeiture**	Remainder of Term
Other	Forfeiture**	30 Days**

*	Unless options are assumed or replaced by the successor company.

**

The Mehrabian Employment Agreement and Pichelli Employment Agreement provide that, starting with option grants made in 2019, in the event of separation of service by Dr. Mehrabian or Mr. Pichelli for any reason other than death, outstanding stock options shall continue to vest and may be exercised for the remainder of the option term.

Performance Share Program

In the event of a change in control not followed by termination, or a participant terminates employment because of retirement, his or her performance share plan participation will be pro-rated based on the number of full months of employment during the cycle, divided by 36. Awards for retired participants are paid at the same time as awards are paid to active participants. On a change in control not followed by termination, awards are paid thirty days following the change in control event. If a participant terminates employment for any other reason, the current cycle’s incentive and any prior cycle’s incentive will be forfeited unless deemed otherwise by the Personnel and Compensation Committee.

Restricted Stock Award Program

During the restricted period, performance-based restricted stock will be forfeited upon a participant’s termination of employment. However, if the participant dies, becomes disabled or retires prior to the expiration of the applicable performance cycle, the amount of the participant’s restricted stock that is not subject to forfeiture at the end of the performance cycle will be pro-rated for the portion of the performance cycle completed by the participant prior to his death, disability or retirement and that amount will become vested at the end of the performance cycle. In the event of a change in control, all restrictions applicable to the restricted stock award will terminate fully.

For the restricted stock unit award granted to Dr. Mehrabian on December 20, 2016, the amount of the restricted stock unit award subject to forfeiture will become vested in full upon a change in control or upon the executive’s death or disability.

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Potential Payments Upon Termination or a Change in Control (continued)

Potential Termination Payments

The following table sets forth the potential payments upon a change in control and termination following a change of control, retirement, resignation or termination or death or disability of the named executives as of December 30, 2018, the last business day of our 2018 fiscal year, assuming the change in control or termination event had taken place on December 30, 2018. The amounts shown include amounts earned through December 30, 2018, other than pension benefits, and are estimates of the amounts which would be paid out to the executives upon their termination following a termination event. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company, and such amounts may be subject to re-negotiation at the time of actual termination. Estimated monthly pension benefits for named executives upon retirement or termination following a change in control are described at the end of this section. Any amounts paid following termination or a change in control may be delayed for up to six months to comply with provisions of Section 409A of the Internal Revenue Code.

Robert Mehrabian

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)		Death or Disability
Cash Severance	$ 6,938,100		—		—		—
Bonus Payment	$ 1,783,500	(2)	—		$1,783,500		$ 1,783,500
Value of Unvested Stock Options	$ 5,058,820	(3)	—	(4)	—		$ 5,058,820	(5)
Value of Unvested Restricted Stock and Restricted Stock Units	$ 6,097,159	(6)	$6,097,159	(6)	$3,699,278	(7)	$ 4,783,759	(8)
Value of Unpaid Performance Share Program Amounts	$ 4,442,743	(9)	$1,950,268	(11)	$1,855,804	(12)	—
Welfare Benefit Values	$ 32,587		—		—		—
Outplacement	$ 25,000		—		—		—
Reduction to Avoid Excise Tax	—		—		—		—
Payments	$24,377,909		$8,047,426		$7,338,582		$11,626,079

Susan L. Main

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)		Death or Disability
Cash Severance	$1,750,400		—		—		—
Bonus Payment	$510,800	(2)	—		$510,800		$510,800
Value of Unvested Stock Options	$1,393,275	(3)	—	(4)	—		$1,393,275	(5)
Value of Unvested Restricted Stock	$1,031,694	(6)	$1,031,694	(6)	$760,758	(7)	$760,758	(7)
Value of Unpaid Performance Share Program Amounts	$1,694,134	(9)	$742,442	(11)	$706,419	(12)	—
Welfare Benefit Values	$22,269		—		—		—
Outplacement	$15,000		—		—		—
Reduction to Avoid Excise Tax	—		—		—		—
Payments	$6,417,571		$1,774,136		$1,977,977		$2,664,833

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Potential Payments Upon Termination or a Change in Control (continued)

Aldo Pichelli

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)		Death or Disability
Cash Severance	$3,200,000		—		—		—
Bonus Payment	$912,000	(2)	—		$912,000		$912,000
Value of Unvested Stock Options	$2,529,415	(3)	—	(4)	—		$2,529,415	(5)
Value of Unvested Restricted Stock	$1,730,845	(6)	$1,730,845	(6)	$1,277,609	(7)	$1,277,609	(7)
Value of Unpaid Performance Share Program Amounts	$2,114,190	(9)	$919,722	(11)	$874,756	(12)	—
Welfare Benefit Values	$22,750		—		—		—
Outplacement	$15,000		—		—		—
Reduction to Avoid Excise Tax	—		—		—		—
Payments	$10,524,200		$2,650,567		$3,064,365		$4,719,025

Edwin Roks
Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)		Death or Disability
Cash Severance	$1,530,000		—		—		—
Bonus Payment	$533,800	(2)	—		—		$533,800
Value of Unvested Stock Options	$1,227,365	(3)	—	(4)	—		$1,227,365	(5)
Value of Unvested Restricted Stock	$506,925	(6)	$506,925	(6)	—		$362,627	(7)
Value of Unpaid Performance Share Program Amounts	$661,233	(10)	$392,540	(11)	—		—
Welfare Benefit Values	$4,299		—		—		—
Outplacement	$15,000		—		—		—
Reduction to Avoid Excise Tax	—		—		—		—
Payments	$4,478,622		$899,465		—		$2,123,793

Melanie S. Cibik
Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)		Death or Disability
Cash Severance	$1,451,000		—		—		—
Bonus Payment	$373,100	(2)	—		$373,100		$373,100
Value of Unvested Stock Options	$1,393,275	(3)	—	(4)	—		$1,393,275	(5)
Value of Unvested Restricted Stock	$626,154	(6)	$626,154	(6)	$461,246	(7)	$461,246	(7)
Value of Unpaid Performance Share Program Amounts	$1,543,425	(9)	$674,607	(11)	$641,785	(12)	—
Welfare Benefit Values	$33,249		—		—		—
Outplacement	$25,000		—		—		—
Reduction to Avoid Excise Tax	—		—		—		—
Payments	$5,445,202		$1,300,761		$1,476,131		$2,227,621

(1)	Each of the named executives except for Edwin Roks was retirement eligible on December 30, 2018.
(2)	Represents actual 2018 AIP award since the change in control takes place on the last day of the AIP performance period and is higher than the prorated bonus payment that named executives with severance agreements would otherwise receive.
(3)	Represents the number of all unvested stock options as of December 30, 2018, multiplied by $202.77 the closing price of our common stock on December 28,

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Potential Payments Upon Termination or a Change in Control (continued)

2018, the last trading day prior to our fiscal year end, less the aggregate exercise price of the unvested stock options.

(4)	Assumes that unvested stock options are assumed or replaced by acquirer or otherwise remain outstanding.

(5)

Represents the number of all unvested stock options as of December 30, 2018, multiplied by $202.77 the closing price of our common stock on December 28, 2018. Option awards accelerate in full upon death and continue vesting following disability.

(6)

Represents the number of unvested shares of restricted stock and restricted stock units granted in 2016, 2017 and 2018 multiplied by $202.77, the closing price of our common stock on December 28, 2018.

(7)

Represents the present value of unvested restricted stock granted in 2016, 2017 and 2018 pro-rated for the portion of the performance period completed by the named executive prior to retirement, termination, death or disability. Assumes goals are met at 100% of performance targets. Actual payment of the stock award is not made until after the completion of the performance period. Shares are valued at $202.77, the closing price of our common stock on December 28, 2018.

(8)

Represents the sum of (i) the present value of unvested restricted stock granted in 2016, 2017 and 2018 pro-rated for the portion of the performance period completed by the named executive prior to death or disability and (ii) the number of unvested restricted stock units under the award granted on December 20, 2016. Assumes goals for restricted stock are met at 100% of performance targets. Actual payment of the restricted stock award is not made until after the completion of the performance period. Shares are valued at $202.77, the closing price of our common stock on December 28, 2018.

(9)	Represents the sum of (1) the remaining two cash and share installment payments under the 2015-2017 PSP award, assuming goals are met at actual performance (i.e., 101.2% of performance targets) and (2) cash and shares payable under our 2018-2020 PSP award, assuming applicable goals are met at the maximum (200%) performance targets (with shares valued at $202.77 per share, the closing price of our common stock on December 28, 2018).

(10)

Represents the sum of (1) the remaining two cash and share installment payments under the 2015-2017 PSP award, assuming goals are met at actual performance (i.e., 101.2% of performance targets) and (2) cash and shares payable under our 2018-2020 PSP award, assuming applicable goals are met at the target (100%) performance targets (with shares valued at $202.77 per share, the closing price of our common stock on December 28, 2018).

(11)

Represents the sum of (1) the remaining two cash and share installment payments under the 2015-2017 PSP award, assuming goals are met at actual performance (i.e., 101.2% of performance targets) and (2) cash and shares payable under our 2018-2020 PSP award, prorated for the portion of the performance cycle completed prior to the change in control, assuming applicable goals are met at 100% performance targets (with shares valued at $202.77 per share, the closing price of our common stock on December 28, 2018).

(12)

Represents the sum of (1) present value of remaining two cash and share installment payments under the 2015-2017 PSP award, assuming goals are met at actual performance (i.e., 101.2% of performance targets) and (2) the present value of cash and shares payable under our 2018-2020 PSP award, prorated for the portion of the performance cycle completed prior to the change in control, assuming applicable goals are met at 100% performance targets (with shares valued at $202.77 per share, the closing price of our common stock on December 28, 2018). Actual payment of the PSP amounts is made at the same time payment is made to active participants.

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Potential Payments Upon Termination or a Change in Control (continued)

The following table sets forth each named executive’s monthly pension benefit under the Teledyne Pension Plan and the Teledyne Pension equalization/benefit restoration Plan assuming a change of control had taken place at the end of 2018 and assuming each named executive had elected payment in the form of a single life annuity. The table shows the monthly payment the named executive would receive without a change in control and the additional amounts, if any, that result from a change in control. Ms. Main and Mr. Roks do not participate in Teledyne’s pension plan.

	Teledyne Pension Plan Benefit as of 12/30/18	Additional Amounts Resulting from Change in Control	Benefit Restoration/ Pension Equalization Plan Benefit as of 12/30/18	Additional Amounts Resulting from Change in Control	Total Monthly Payment following a Change in Control as of 12/30/18
Robert Mehrabian(1)	$9,079	—	$84,253	—	$93,332
Aldo Pichelli	$8,812	—	$17,574	—	$26,386
Melanie Cibik	$5,158	$1,113	$5,224	$1,127	$12,622

(1)

In addition, the annual pension benefit payable to Dr. Mehrabian under the supplemental pension arrangement contained in his employment agreement following termination from employment at December 30, 2018 (for reason other than for cause) would be $40,613 for 10 years, payable monthly.

2018 Median Employee to CEO Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to calculate and disclose the ratio of the total annual compensation of the median employee as compared to the total annual compensation of our Chief Executive Officer. We identified the median compensated employee using our employee population on December 30, 2018.

In determining the median compensated employee, we used annual base pay, actual bonus paid, and overtime pay for the fiscal year ended December 30, 2018. We also annualized the compensation for permanent employees who were employed for less than the full fiscal year. Also, as permitted by SEC rules, we excluded 481 employees in 22 countries (representing less than 5% of our workforce). We excluded the following number of employees from the following countries in the identification of the median compensated employee:

China	92
Spain	79
Germany	57
Belgium	42
Japan	40
Sweden	25
Iceland	22
Hong Kong	20
Korea	19
Brazil	14
Italy	12

Taiwan	10
Switzerland	9
India	8
Australia	7
U.A.E.	7
Singapore	6
Malaysia	5
Thailand	3
Mexico	2
Ireland	1
Norway	1

Our median compensated employee’s total annual compensation as calculated using the methodology governing the Summary Compensation Table was $59,944. The total annual compensation of our Chief Executive Officer as reported in the Summary Compensation Table was $7,381,431. Therefore, the ratio of our median employee’s pay to the pay of our Chief Executive Officer is estimated to be 1:123.

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Potential Payments Upon Termination or a Change in Control (continued)

SEC rules for identifying the median compensated employee permit companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Consequently, the pay ratios reported by other companies may not be comparable to the pay ratio reported by Teledyne.

Certain Transactions

Indemnification Agreements

The Company has entered into individual Indemnification Agreements with our directors and certain officers and executives of Teledyne, including all the named executives. The Indemnification Agreements provide the directors and executives who are parties to the agreements with a stand-alone contractual right to indemnification and expense advancement to the greatest extent allowable under Delaware law. The agreements continue until the later of (i) 10 years after the indemnitee ceases to serve as a director or officer, and (ii) one year following the final termination of any proceeding subject to the agreement.

Policies and Procedures for Reviewing Related Party Transactions

Our Board has adopted a Related Party Transaction Policy that applies to executive officers, directors, family members of executive officers and directors, stockholders owning in excess of five percent of the Company’s stock, and affiliates of the foregoing. Under this policy, any related party transaction requires the approval or ratification of the Nominating and Governance Committee. Related party transactions in which the aggregate amount involved is expected to be less than $3 million in any fiscal year can also be approved by Chair of the Nominating and Governance Committee and transactions in which the aggregate amount involved is expected to be less than $1 million in any fiscal year can be approved by the Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company. The Policy defines a related party transaction as a transaction between the Company and any related party in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company or a subsidiary of the Company is a party or participant and (3) a related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

In determining whether to approve or ratify a related party transaction, the Nominating and Governance Committee may take into account, among other factors it deems appropriate, whether the related party transaction involves products or services of a nature, quantity or quality that are not readily available from alternative sources, whether the related party transaction is on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally, and the extent of the related party’s interest in the transaction. The Nominating and Governance Committee has determined that certain types of transactions, to the extent they constitute related party transactions, shall be deemed to be pre-approved or ratified. These transactions include executive and director compensation, a transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10 percent of that company’s stock, and any transaction with another company at which a related party is an executive officer or a beneficial owner of 10 percent or more of that company’s stock if the aggregate amount involved in any fiscal year does not exceed the greater of $1,000,000 or 2 percent of that company’s total annual revenues, and any charitable contribution, grant or endowment by the company to a charitable organization, foundation or university at which a related party’s only relationship is an employee or a director if the aggregate amount involved does not exceed the lesser of $100,000 or 2 percent of the charitable organization’s total annual receipts.

The full text of the Related Party Transaction Policy can be viewed on our website, www.teledyne.com under “Corporate Information — Governance”.

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Other Information

Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K, without exhibits, can be obtained without charge from the Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, at Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360, or telephone (805) 373-4545. You also may view a copy of the Form 10-K electronically by accessing our website www.teledyne.com. Additionally, in accordance with rules issued by the SEC, you may access our 2018 Annual Report at www.envisionreports.com/tdy.

2020 Annual Meeting and Stockholder Proposals

Under Rule 14a-8 of the SEC, proposals of stockholders intended to be presented at the 2020 Annual Meeting of Stockholders must be received no later than November 15, 2019, for inclusion in the Proxy Statement and proxy card for that meeting. In addition, our Restated Certificate of Incorporation provides that for nominations or other business to be properly brought before an Annual Meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to the Secretary not less than 75 days and not more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting which, in the case of the 2020 Annual Meeting of Stockholders, would be no earlier than January 25, 2020 and no later than February 9, 2020. If, however, the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, to be timely, notice by the stockholder must be so delivered not earlier than the 90th day prior to such Annual Meeting and not later than the later of the 60th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our Restated Certificate of Incorporation also requires that such notice contain certain additional information. Copies of the Restated Certificate of Incorporation can be obtained without charge from the Senior Vice President, General Counsel, Chief Compliance Officer and Secretary.

Proxy Solicitation

Our Board is soliciting your vote. Our directors, officers or other employees may solicit proxies on behalf of the Board by mail, the Internet, in person, by electronic delivery, telephone, facsimile or other medium

We pay the cost of preparing, assembling and mailing this proxy-soliciting material and soliciting proxies. We will reimburse banks, brokers and other nominee holders for reasonable expenses they incur in sending these proxy materials to our beneficial stockholders whose stock is registered in the nominee’s name.

We have engaged Georgeson, Inc., to help solicit proxies at a cost of $6,500 plus expenses. Our employees may solicit proxies for no additional compensation.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, several brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in

70    TELEDYNE TECHNOLOGIES INCORPORATED  |  2019 Proxy Statement

Other Information (continued)

“householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker or direct your written request to Melanie S. Cibik, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360, or call (805) 373-4545. Any stockholder who currently receives multiple copies of the Proxy Statement at his, her or its address and would like to request “householding” of any communications should contact his, her or its broker.

Electronic Access to Proxy Materials and Annual Report

Stockholders can elect to view future Proxy Statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save us the cost of producing and mailing these documents. You will be responsible for any costs normally associated with electronic access, such as usage and telephonic charges.

Registered stockholders who have access to the Internet and agree to receive future annual reports and other proxy materials by accessing our web site (www.teledyne.com) should provide their valid email addresses to our transfer agent, Computershare, at the agent’s website www.computershare.com/investor. If you hold your common stock in nominee name (such as through a broker), check the information provided by your nominee for instructions on how to elect to view future Proxy Statements and annual reports over the Internet. Stockholders who choose to view future Proxy Statements and annual reports over the Internet will receive instructions containing the Internet address of those materials, as well as voting instructions, approximately four weeks before future meetings. Additionally, in accordance with rules issued by the SEC, you may access our 2018 Annual Report and this Proxy Statement at www.envisionreports.com/tdy.

If you enroll to view our future annual report and Proxy Statement electronically and vote your proxy over the Internet, your enrollment will remain in effect for all future stockholders’ meetings unless you cancel it. To cancel, registered stockholders should access www.computershare.com/investor and follow the instructions to cancel your enrollment. If you hold your stock in nominee name, check the information provided by your nominee holder for instructions on how to cancel your enrollment.

If at any time you would like to receive a paper copy of the annual report or Proxy Statement, please write to Melanie S. Cibik, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360.

By Order of the Board of Directors,

Melanie S. Cibik

Senior Vice President, General Counsel, Chief Compliance Officer

and Secretary

March 11, 2019

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TELEDYNE TECHNOLOGIES EverywhereyoulookTM Your vote matters - here's how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 p.m. Eastern Time on April 19, 2019 Online Go to www.envisionreports.com/tdy or scan the QR code - login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2019 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals - The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR ALL" DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3. + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Charles Crocker 02 - Robert Mehrabian 03 - Jane C. Sherburne 04 - Michael T. Smith For Against Abstain For Against Abstain 2. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019. NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. 3. APPROVAL OF NON-BINDING ADVISORY RESOLUTION ON THE COMPANY'S EXECUTIVE COMPENSATION. B Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. +

TELEDYNE TECHNOLOGIES INCORPORATED 401(k) PLAN As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of Teledyne Technologies Incorporated Common Stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.You may vote by telephone, by Internet or by completing, signing and returning the voting instruction card (below). A postage-paid return envelope is enclosed. The Trustee must receive your voting instructions by April 19, 2019. If the Trustee does not receive your instructions by April 19, 2019, your shares will not be voted. You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than your Plan shares. Your non-plan shares must be voted separately from your Plan shares. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2018 Annual Report to Stockholders are available at: www.envisionreports.com/tdy IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - Teledyne Technologies Incorporated + VOTING INSTRUCTION CARD FOR 2019 ANNUAL MEETING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TELEDYNE TECHNOLOGIES INCORPORATED TELEDYNE TECHNOLOGIES INCORPORATED 401(k) PLAN The undersigned hereby directs the Trustee of the above Plan to vote the full number of shares of Common Stock allocated to the account of the undersigned under the Plan at the Annual Meeting of Stockholders of Teledyne Technologies Incorporated on April 24, 2019, and at any adjournments thereof, upon the matters set forth on the reverse of this card and, in its discretion, upon such other matters as may properly come before the meeting. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3. PLAN PARTICIPANTS MAY VOTE BY TOLL-FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE. ALTERNATIVELY, PARTICIPANTS MAY VOTE BY COMPLETING, DATING AND SIGNING THIS CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below. +

TELEDYNE TECHNOLOGIES EverywhereyoulookTM Your vote matters - here's how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 p.m. Eastern Time on April 23, 2019 Online Go to www.envisionreports.com/tdy or scan the QR code - login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/tdy Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2019 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals - The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR ALL" DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3. + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Charles Crocker 02 - Robert Mehrabian 03 - Jane C. Sherburne 04 - Michael T. Smith For Against Abstain For Against Abstain 2. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019. NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. 3. APPROVAL OF NON-BINDING ADVISORY RESOLUTION ON THE COMPANY'S EXECUTIVE COMPENSATION. B Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. +

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2018 Annual Report to Stockholders are available at: www.envisionreports.com/tdy Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/tdy IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - Teledyne Technologies Incorporated Notice of 2019 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting April 24, 2019 The undersigned hereby appoints Susan L. Main, Melanie S. Cibik, S. Paul Sassalos and each of them, proxies and attorneys-in-fact, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of Teledyne Technologies Incorporated to be held on April 24, 2019, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement, both of which have been received by the undersigned, and upon all such other matters that may properly be brought before the meeting, as to which the undersigned hereby confers discretionary authority to vote upon said proxies. Without otherwise limiting the general authorization given hereby, said proxies and attorneys-in-fact are instructed to vote as follows: Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below. +

TELEDYNE TECHNOLOGIES EverywhereyoulookTM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2019 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals - The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR ALL" DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3. + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Charles Crocker 02 - Robert Mehrabian 03 - Jane C. Sherburne 04 - Michael T. Smith For Against Abstain For Against Abstain 2. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019. NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. 3. APPROVAL OF NON-BINDING ADVISORY RESOLUTION ON THE COMPANY'S EXECUTIVE COMPENSATION. B Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. +

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2018 Annual Report to Stockholders are available at: www.edocumentview.com/tdy IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - Teledyne Technologies Incorporated Notice of 2019 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting April 24, 2019 The undersigned hereby appoints Susan L. Main, Melanie S. Cibik, S. Paul Sassalos and each of them, proxies and attorneys-in-fact, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of Teledyne Technologies Incorporated to be held on April 24, 2019, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement, both of which have been received by the undersigned, and upon all such other matters that may properly be brought before the meeting, as to which the undersigned hereby confers discretionary authority to vote upon said proxies. Without otherwise limiting the general authorization given hereby, said proxies and attorneys-in-fact are instructed to vote as follows: Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. (Items to be voted appear on reverse side)